                                                                  EXHIBIT 10.10




                                     SECOND
                      AMENDED AND RESTATED LOAN AGREEMENT
                                     among
                                METROCALL, INC.,
                                the "Borrower";
                  The Financial Institutions Signatory Hereto;
                                      with
              THE TORONTO-DOMINION BANK, as "Documentation Agent";
           THE FIRST NATIONAL BANK OF BOSTON, as "Syndication Agent";
        THE TORONTO-DOMINION BANK and THE FIRST NATIONAL BANK OF BOSTON,
                             as "Managing Agents";
                                      and
                        TORONTO DOMINION (TEXAS), INC.,
                    as "Administrative Agent" for the Banks


                                     INDEX

                                                                                                          Page
ARTICLE 1 Definitions                                                                                        2

ARTICLE 2 Credit Facilities                                                                                 17

   Section 2.1      Commitments.                                                                            17
   Section 2.2      Manner of Borrowing and Disbursement                                                    18
   Section 2.3      Interest                                                                                20
   Section 2.4      Commitment Fees                                                                         21
   Section 2.5      Mandatory Commitment Reductions                                                         21
   Section 2.7      Prepayments and Repayments                                                              23
   Section 2.8      Notes; Loan Accounts                                                                    24
   Section 2.9      Manner of Payment                                                                       24
   Section 2.10        Reimbursement                                                                        25
   Section 2.11        Pro Rata Treatment                                                                   25
   Section 2.12        Capital Adequacy                                                                     26
   Section 2.13        Bank Tax Forms                                                                       26

ARTICLE 3  Conditions Precedent                                                                             26

   Section 3.1      Conditions Precedent to Effectiveness of Agreement                                      26
   Section 3.2      Conditions Precedent to Each Advance                                                    27
   Section 3.3      Conditions Precedent to Effectiveness of Increase in Facility A Commitment and
                     Effectiveness of Facility B Commitment.                                                28

ARTICLE 4  Representations and Warranties                                                                   29

   Section 4.1      Representations and Warranties                                                          29
   Section 4.2      Survival of Representations and Warranties, etc.                                        34

ARTICLE 5  General Covenants                                                                                34

                                                                                                          Page
                                                                                                          ----
   Section 5.1      Preservation of Existence and Similar Matters                                           34
   Section 5.2      Business; Compliance with Applicable Law                                                34
   Section 5.3      Maintenance of Properties                                                               34
   Section 5.4      Accounting Methods and Financial Records                                                34
   Section 5.5      Insurance                                                                               35
   Section 5.6      Payment of Taxes and Claims                                                             35
   Section 5.7      Compliance with ERISA                                                                   35
   Section 5.8      Visits and Inspections                                                                  36
   Section 5.9      Payment of Indebtedness; Loans                                                          37
   Section 5.10        Use of Proceeds                                                                      37
   Section 5.11        Indemnity                                                                            37
   Section 5.12        Interest Rate Hedging                                                                38
   Section 5.13        Covenants Regarding Formation of Subsidiaries and Acquisitions                       38
   Section 5.14        Payment of Wages                                                                     38
   Section 5.15        Further Assurances                                                                   39
   Section 5.16        License Subs                                                                         39

ARTICLE 6  Information Covenants                                                                            39

   Section 6.1      Quarterly Financial Statements and Information                                          39
   Section 6.2      Annual Financial Statements and Information                                             40
   Section 6.3      Performance Certificates                                                                40
   Section 6.4      Copies of Other Reports                                                                 40
   Section 6.5      Notice of Litigation and Other Matters                                                  41

ARTICLE 7  Negative Covenants                                                                               42

   Section 7.1      Indebtedness of the Borrower and its Subsidiaries                                       42
   Section 7.2      Limitation on Liens                                                                     43
   Section 7.3      Amendment and Waiver                                                                    43
   Section 7.4      Liquidation, Merger, or Disposition of Assets                                           43
   Section 7.5      Limitation on Guaranties                                                                44
   Section 7.6      Investments and Acquisitions                                                            44
   Section 7.7      Restricted Payments and Purchases                                                       45
   Section 7.8      Senior Leverage Ratio                                                                   45
   Section 7.10        Annualized Operating Cash Flow to Pro Forma Debt Service Ratio.                      46
   Section 7.11        Total Sources to Total Uses Ratio                                                    46
   Section 7.12        Operating Cash Flow to Net Cash Interest Expense Ratio                               46
   Section 7.13        Affiliate Transactions                                                               46
   Section 7.15        ERISA Liabilities                                                                    47
   Section 7.16        Unrestricted Subsidiaries                                                            47
   Section 7.17        No Limitation on Upstream Dividends by Subsidiaries                                  47

ARTICLE 8  Default                                                                                          48

                                                                                                          Page
                                                                                                          ----
   Section 8.1      Events of Default                                                                       48
   Section 8.2      Remedies                                                                                50
   Section 8.3      Payments Subsequent to Declaration of Event of Default                                  51

ARTICLE 9  The Administrative Agent                                                                         52

   Section 9.1      Appointment and Authorization                                                           52
   Section 9.2      Interest Holders                                                                        52
   Section 9.3      Consultation with Counsel                                                               52
   Section 9.4      Documents                                                                               52
   Section 9.5      Administrative Agent and Affiliates                                                     52
   Section 9.6      Responsibility of the Administrative Agent                                              53
   Section 9.7      Security Documents                                                                      53
   Section 9.8      Action by the Administrative Agent                                                      53
   Section 9.9      Notice of Default or Event of Default                                                   53
   Section 9.10        Responsibility Disclaimed                                                            54
   Section 9.11        Indemnification                                                                      54
   Section 9.12        Credit Decision                                                                      54
   Section 9.13        Successor Administrative Agent                                                       55
   Section 9.14        Delegation of Duties                                                                 55
   Section 9.15        Co Agents                                                                            55

ARTICLE 10 Change in Circumstances Affecting Eurodollar Advances                                            55

   Section 10.1        Eurodollar Basis Determination Inadequate or Unfair                                  55
   Section 10.2        Illegality                                                                           55
   Section 10.3        Increased Costs                                                                      56
   Section 10.4        Effect On Other Advances                                                             57

ARTICLE 11  Miscellaneous                                                                                   57

   Section 11.1        Notices                                                                              57
   Section 11.2        Expenses                                                                             58
   Section 11.3        Waivers                                                                              58
   Section 11.4        Set-Off                                                                              59
   Section 11.5        Assignment                                                                           59
   Section 11.6        Accounting Principles                                                                61
   Section 11.7        Counterparts                                                                         61
   Section 11.8        Governing Law                                                                        61
   Section 11.9        Severability                                                                         61
   Section 11.10       Interest                                                                             61
   Section 11.11       Table of Contents and Headings                                                       62
   Section 11.12       Amendment and Waiver                                                                 62
   Section 11.13       Entire Agreement                                                                     62

                                                                                                          Page
                                                                                                          ----
   Section 11.14       Other Relationships                                                                  62
   Section 11.15       Directly or Indirectly                                                               62
   Section 11.16       Reliance on and Survival of Various Provisions                                       62
   Section 11.17       Senior Debt                                                                          62
   Section 11.18       Obligations Several                                                                  63

ARTICLE 12  Waiver of Jury Trial                                                                            63

   Section 12.1        Waiver of Jury Trial                                                                 63

                                    EXHIBITS


Exhibit  A                   -     Form of Borrower's Pledge Agreement
Exhibit  B                   -     Form of Borrower Security Agreement
Exhibit  C                   -     Form of Certificate of Financial Condition
Exhibit  D-1                 -     Form of Facility A Note
Exhibit  D-2                 -     Form of Facility B Note
Exhibit  E                   -     Form of Request for Advance
Exhibit  F                   -     Form of Trademark Security Agreement
Exhibit  G                   -     Form of Use of Proceeds Letter
Exhibit  H                   -     Form of Borrower's Loan Certificate
Exhibit  I                   -     Form of Subsidiary Loan Certificate
Exhibit  J                   -     Form of Subsidiary Security Agreement
Exhibit  K                   -     Form of Subsidiary Guaranty
Exhibit  L                   -     Form of Subsidiary Pledge Agreement
Exhibit  M                   -     Form of Assignment and Assumption Agreement

                                    SCHEDULES

Schedule 1                   -     Licenses
Schedule 2                   -     Purchase Money Security Interests as of Agreement Date
Schedule 3                   -     [RESERVED]
Schedule 4                   -     Real Estate Partnerships
Schedule 5                   -     Subsidiaries
Schedule 6                   -     Exceptions to Representations and Warranties
Schedule 7                   -     License Subs
Schedule 8                   -     Litigation
Schedule 9                   -     Agreements with Affiliates
Schedule 10                  -     Indebtedness for Money Borrowed Outstanding After Agreement Date
Schedule 11                  -     Amendments and Waivers to Charter and  Subordinated Debt Documents
Schedule 12                  -     Proposed Real Estate Acquisition

                                     SECOND
                      AMENDED AND RESTATED LOAN AGREEMENT

                                METROCALL, INC.,
                                the "Borrower";
                  The Financial Institutions Signatory Hereto;
                                      with
              THE TORONTO-DOMINION BANK, as "Documentation Agent";
           THE FIRST NATIONAL BANK OF BOSTON, as "Syndication Agent";
        THE TORONTO-DOMINION BANK and THE FIRST NATIONAL BANK OF BOSTON,
                             as "Managing Agents";
                                      and
                        TORONTO DOMINION (TEXAS), INC.,
                    as "Administrative Agent" for the Banks,

             agree as follows as of the 21st day of October, 1997:


           WHEREAS, the Borrower, the Administrative Agent and certain of the Banks are all parties to that certain Amended and Restated Loan Agreement dated as of September 20, 1996, as amended by that certain First Amendment to Amended and Restated Loan Agreement dated as of April 30, 1997, and that certain Second Amendment to Amended and Restated Loan Agreement dated as of August 11, 1997, and that certain Consent and Amendment dated as of October 16, 1997 (collectively, the "Prior Loan Agreement"); and

           WHEREAS, the Borrower has requested that the Administrative Agent and the Banks consent to certain amendments to the Prior Loan Agreement, as more fully set forth in this Second Amended and Restated Loan Agreement; and

           WHEREAS, the Administrative Agent and the Banks have agreed to amend and restate the Prior Loan Agreement in its entirety as set forth herein; and

           WHEREAS, the Borrower acknowledges and agrees that the Security Interest (as defined in the Prior Loan Agreement) granted to the Administrative Agent, for itself and on behalf of the Banks pursuant to the Prior Loan Agreement and the Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith shall remain outstanding and in full force and effect in accordance with the Prior Loan Agreement and shall continue to secure the Obligations (as defined herein); and

           WHEREAS, the Borrower acknowledges and agrees that (i) the Obligations (as defined herein) represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the Obligations (as defined in the Prior Loan Agreement) arising in connection with the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith; (ii) the parties hereto intend that the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith and the collateral pledged thereunder shall secure, without interruption or impairment of any kind, all existing Indebtedness under the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith as so amended, restated, restructured, renewed, extended, consolidated and modified hereunder, together with all other Obligations hereunder; (iii) all Liens evidenced by the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith are hereby ratified, confirmed and continued; and (iv) the Loan Documents (as defined herein) are intended to restructure, restate, renew, extend, consolidate, amend and modify the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith; and

           WHEREAS, the parties hereto intend that (i) the provisions of the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith, to the extent restructured, restated, renewed, extended, consolidated, amended and modified hereby, are hereby superseded and replaced by the provisions hereof and of the Loan Documents (as defined herein): and (ii) the Notes (as hereinafter defined) amend, renew, extend, modify, replace, are substituted for and supersede in their entirety, but do not extinguish the indebtedness arising under, the promissory notes issued pursuant to the Prior Loan Agreement;

           NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereby amend and restate the Prior Loan Agreement as follows:


                                   ARTICLE 1

                                  Definitions

           For the purposes of this Agreement:

           "A+ Indenture" shall mean that certain Indenture dated as of October 24, 1995 as modified by First Supplemental Indenture dated as of November 14, 1996 and Second Supplemental Indenture dated as of November 15, 1996 between the Borrower (as successor to A+ Communications, Inc.) and IBJ Schroder Bank & Trust Company) with respect to the 11-7/8% Senior Subordinated Notes Due 2005 of the Borrower (as successor to A+ Network, Inc.).

           "Acquisition" shall mean (whether by purchase, lease, exchange, issuance of stock or other equity or debt securities, merger, reorganization or any other method) (i) any acquisition by the Borrower or any of its Restricted Subsidiaries of any other Person, which Person shall then become consolidated with the Borrower or any such Restricted Subsidiary in accordance with GAAP, or
(ii) any acquisition by the Borrower or any of its Restricted Subsidiaries of all or any substantial part of the assets of any other Person.

           "Administrative Agent" shall mean Toronto Dominion (Texas), Inc., in its capacity as Administrative Agent for the Banks or any successor Administrative Agent appointed pursuant to Section 9.13 of this Agreement.

           "Administrative Agent's Office" shall mean the office of the Administrative Agent located at 909 Fannin, Suite 900, Houston, Texas 77010, or such other office as may be designated pursuant to the provisions of Section
11.1 of this Agreement.

           "Advance" shall mean amounts advanced by the Banks to the Borrower pursuant to Article 2 hereof on the occasion of any borrowing and having the same Interest Rate Basis and Interest Period; and "Advances" shall mean more than one Advance.

           "Affiliate" shall mean, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such first Person. For purposes of this definition, "control" when used with respect to any Person includes, without limitation, the direct or indirect beneficial ownership of more than ten percent (10%) of the voting securities or voting equity of such Person or the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

           "Agreement" shall mean this Second Amended and Restated Loan Agreement, together with all Exhibits and Schedules hereto.

           "Agreement Date" shall mean the date as of which this Agreement is dated.

           "Annualized Operating Cash Flow" shall mean, as of any date, the product of (a) Operating Cash Flow for the most recently completed fiscal quarter, times (b) four (4).

           "Applicable Law" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limiting the foregoing, the Licenses, the Communications Act and all Environmental Laws, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

           "Applicable Margin" shall mean the interest rate margin applicable to Base Rate Advances and Eurodollar Advances, as the case may be, in each case determined in accordance with Section 2.3(f) hereof.

           "Asset Disposition" shall mean any transfer, conveyance, sale, lease or other disposition by the Borrower or any of the Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Subsidiary ceases to be a Subsidiary, but excluding a disposition by a Restricted Subsidiary to the Borrower or a wholly-owned Restricted Subsidiary of the Borrower or by the Borrower to a wholly-owned Restricted Subsidiary, and excluding the creation of a Lien) of (i) shares of Capital Stock or other ownership interests of a Restricted Subsidiary, (ii) substantially all of the assets of the Borrower or any of the Restricted Subsidiaries representing a division or line of business or (iii) other assets or rights of the Borrower or any of the Restricted Subsidiaries outside of the ordinary course of business, in any case where the consideration received by the Borrower or a Restricted Subsidiary or the fair market value of the assets subject to such disposition exceeds $1,000,000.

           "Authorized Signatory" shall mean such senior personnel of a Person as may be duly authorized and designated in writing by such Person to execute documents, agreements and instruments on behalf of such Person.

           "Banks" shall mean those financial institutions whose names appear as "Banks" on the signature pages to this Agreement, together with any assignees thereof pursuant to Section 11.5 hereof; and "Bank" shall mean any one of the foregoing Banks.

           "Base Rate" shall mean, at any time, the higher of (a) the rate of interest adopted by The Toronto- Dominion Bank, New York Branch as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by such bank as its "prime rate" or "base rate," or (b) the Federal Funds Rate plus one-half of one percent (1/2%) per annum. The Base Rate is not necessarily the lowest rate of interest charged to borrowers of The Toronto-Dominion Bank, New York Branch.

           "Base Rate Advance" shall mean an Advance which the Borrower requests to be made as a Base Rate Advance or is reborrowed as a Base Rate Advance, in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $1,000,000, and in an integral multiple of $500,000.

           "Base Rate Basis" shall mean a simple interest rate equal to the sum of (i) the Base Rate and (ii) the Applicable Margin. The Base Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Base Rate to account for such change, and shall also be changed to reflect changes in the Applicable Margin.

           "Board of Directors" when used with reference to the Borrower, shall mean the Board of Directors of the Borrower, or the Executive Committee of the Board of Directors of the Borrower.

           "Borrower" shall mean Metrocall, Inc., a Delaware corporation.

           "Borrower's Pledge Agreements" shall mean, collectively, that certain Amended and Restated Borrower's Pledge Agreement dated as of September 20, 1996, that certain First Supplemental Borrower's Pledge Agreement dated as of November 15, 1996, and that certain Second Supplemental Borrower's Pledge Agreement dated as of February 5, 1997, between the Borrower and the Administrative Agent, or any other similar agreement substantially in the form of Exhibit A attached hereto, pursuant to which the Borrower has pledged to the Administrative Agent, for itself and on behalf of the Banks, all of the Borrower's Capital Stock ownership in any Restricted Subsidiaries existing on the Agreement Date or formed or acquired by the Borrower after the Agreement Date.

           "Borrower Security Agreements" shall mean, collectively, that certain Amended and Restated Borrower Security Agreement dated as of September 20, 1996 between the Borrower and the Administrative Agent, or any other similar agreement substantially in the form of Exhibit B attached hereto.

           "Business Day" shall mean a day on which banks and foreign exchange markets are open for the transaction of business required for this Agreement in Houston, Texas, New York, New York and London, England, as relevant to the determination to be made or the action to be taken.

           "Capital Expenditures" shall mean, in respect of any Person, expenditures for the purchase of assets of long-term use which would be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

           "Capital Stock" shall mean, as applied to any Person, any capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

           "Capitalized Lease Obligation" shall mean that portion of any obligation of a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

           "Cash Equivalents" shall mean investments in (i) certificates of deposit and other interest bearing deposits or accounts with U.S. commercial banks having, or whose parent corporation has, a combined capital and surplus of at least $300,000,000, which mature within one year from the date of investment, (ii) obligations issued or unconditionally guaranteed by the U.S. government, or issued by an agency thereof and backed by the full faith and credit of the U.S. government, which obligations mature within one year from the date of investment, (iii) direct obligations issued by any U.S. state or political subdivision thereof, which mature within one year from the date of investment and have the highest rating obtainable from Standard & Poor's Corporation or Moody's Investors Service on the date of investment, or (iv) commercial paper which has the highest rating obtainable from Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor, or Moody's Investors Service, or any successor, on the date of investment.

           "Certificate of Financial Condition" shall mean a certificate, substantially in the form of Exhibit C attached hereto, signed by the chief financial officer of the Borrower, together with any schedules, exhibits or annexes appended thereto.

           "Change in Control Event" shall mean the occurrence of any of the following events or the existence of any of the following conditions: (i) a person or entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of persons or entities shall have become the beneficial owner of a majority (by voting power or otherwise) of the securities of the Borrower ordinarily having the right to vote in the election of directors, (ii) during any consecutive three-year period commencing on or after September 27, 1995, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any directors who are members of such Board of Directors of the Borrower on September 27, 1995 and any new directors whose election by such Board of Directors of the Borrower or whose nomination for election by the stockholders of the Borrower was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office,
(iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Borrower to any person or entity or group (as defined above in this definition) of persons or entities (other than any wholly owned Subsidiary of the Borrower), (iv) the merger or consolidation of the Borrower with or into another corporation or the merger of another corporation into the Borrower with the effect that immediately after such transaction any person or entity or group (as defined above in this definition) of persons or entities shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors, (v) the adoption of a plan leading to the liquidation or dissolution of the Borrower or (vi) or any "change of control" or "change of control event," however designated or denominated, shall have been deemed to have occurred under any agreement of the Borrower or any of its Subsidiaries having an aggregate economic value to such Person exceeding $5,000,000; provided, however, that none of the following, in itself, constitutes or will constitute a Change in Control Event within the meaning of this Agreement: (A) the existence of the Voting Agreement dated as of August 31, 1994, among the Borrower and the other parties thereto, as in effect on September 27, 1995 (the "Voting Agreement"); (B) any termination of the Voting Agreement; (C) any amendment or modification of the Voting Agreement that does not (x) add any Person as a party to the Voting Agreement, (y) increase the number of directors who may be designated by any Person or group thereunder, or
(z) purport to bind the Borrower, its Board of Directors or any member of the Borrower's Board of Directors to cause or use efforts to cause any Person to be elected or appointed to serve as an officer of the Borrower or to constitute or appoint any Person to any committee of the Board of Directors of the Borrower (in either case at any time after the Effective Time (as defined in the Voting Agreement)), or otherwise to direct or influence the policies of the Borrower by any means other than the election of directors or the designation of Persons to stand for election as directors; (D) the beneficial ownership by the Stockholders (as such term is defined in the Voting Agreement), collectively, of a majority of the outstanding shares of Common Stock; (E) the sale or disposition of any securities of the Borrower by, or other decrease in the percentage ownership in any class of such securities of, any Stockholder or Stockholders; or (F) the purchase or acquisition of any securities of the Borrower by, or other increase in the percentage ownership in any class of such securities of, any Stockholder or Stockholders; provided further, however, that, notwithstanding the foregoing, (1) the beneficial ownership by any individual Stockholder, by the Metrocall Group or the FirstPAGE Group (as such terms are defined in the Voting Agreement), respectively, or by any other group (as defined above) of which any Stockholder is a part, of a majority (by voting power or otherwise) of securities of the Borrower ordinarily having the right to vote in the election of directors, or (2) any transaction or event that constitutes a "Rule 13e-3 transaction" within the meaning of Rule 13e-3(a)(3) of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (or what would constitute such a Rule 13e-3 transaction if the Person effecting such transaction was an affiliate of the Borrower within the meaning of such rule), shall nevertheless constitute a Change in Control Event for all purposes of this Agreement.

           "Co-Agents" shall mean, collectively, First Union National Bank, Fleet National Bank, Royal Bank of Canada, PNC Bank, National Association and NationsBank of Texas, N.A.

           "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985 and any amendments thereto.

           "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

           "Collateral" shall mean any property of any kind constituting collateral for the Obligations under any of the Loan Documents.

           "Commitment Ratio" shall mean, with respect to any Bank for any Commitment, the percentage equivalent of the ratio which such Bank's portion of such Commitment bears to the aggregate amount of such Commitment (as each may be adjusted from time to time as provided herein); and 'Commitment Ratios' shall mean, with respect to any Commitment, the Commitment Ratios of all of the Banks with respect to such Commitment. As of the Agreement Date, the Commitment Ratios of the Banks party to this Agreement are as follows:

                                        Facility A                              Facility B           Total
                     Facility A         Commitment        Facility B            Commitment           Dollar
        Banks        Commitment            Ratio          Commitment               Ratio           Commitment
The Toronto-     $17,833,041.73     10.1903095686%   $12,737,886.96       10.1903095686%      $30,570,928.69
Dominion
Bank

BankBoston,      $17,833,041.73     10.1903095600%   $ 2,737,886.97        2.1903095760%      $20,570,928.70
N.A

First Union      $17,333,479.13      9.9048452143%   $12,381,056.52        9.9048452143%      $29,714,535.65
National Bank

Fleet National   $17,333,479.13      9.9048452143%   $ 2,381,056.52        1.9048452160%      $19,714,535.65
Bank

Royal Bank of    $17,333,479.13      9.9048452143%   $         0.00                   0%      $17,333,479.13
Canada

PNC Bank,        $12,500,000.00      7.1428571429%   $ 8,928,571.43        7.1428571429%      $21,428,571.43
National
Association

NationsBank      $22,333,479.13     12.7619880756%   $15,952,485.08       12.7619880640%      $38,285,964.21
of Texas, N.A

Riggs Bank       $ 7,500,000.01      4.2857142889%   $ 5,357,142.86        4.2857142889%      $12,857,142.87
N.A

SunTrust         $ 7,500,000.01      4.2857142889%   $ 5,357,142.86        4.2857142889%      $12,857,142.87
Bank, Central
Florida,
National
Association

Van Kampen       $17,500,000.00     10.0000000000%   $12,500,000.00       10.0000000000%      $30,000,000.00
American
Prime Rate
Income Trust

Finova Capital   $17,500,000.00     10.0000000000%   $12,500,000.00        10.000000000%      $30,000,000.00
Corporation

Commercial       $ 2,500,000.00      1.4285714311%   $24,166,770.80       19.3334166400%      $26,666,770.80
Loan Funding
Trust I

CypressTree      $         0.00                 0%   $10,000,000.00         8.000000000%      $10,000,000.00
Investment
Partners I,
Ltd.

         TOTALS: $175,000,000.00               100%   $125,000,000.00                 100%   $300,000,000.00


           "Commitments" shall mean, collectively, the Facility A Commitment and the Facility B Commitment.

           "Common Stock" shall mean, in respect of any Person, Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

           "Communications Act" shall mean the Communications Act of 1934, and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as the same may be in effect from time to time.

           "Consent Letter" shall mean that certain Consent Letter dated as of October 21, 1997 given by certain of the Banks under the Prior Loan Agreement.

           "Default" shall mean any Event of Default, and any of the events specified in Section 8.1, regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event an Event of Default.

           "Default Rate" shall mean a simple per annum interest rate equal to the sum of (a) the Base Rate, plus (b) the Applicable Margin for Base Rate Advances, plus (c) two percent (2%).

           "Employee Pension Plan" shall mean any Plan which (a) is maintained by the Borrower, any of its Subsidiaries or any ERISA Affiliate and (b) is subject to Part 3 of Title I of ERISA.

           "Environmental Laws" shall mean all applicable federal, state or local laws, statutes, rules, regulations or ordinances, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to public health, safety or the pollution or protection of the environment, including, without limitation, those relating to releases, discharges, emissions, spills, leaching, or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited, or regulated substances, including, without limitation, any such provisions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.).

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

           "ERISA Affiliate" shall mean any Person, including a Subsidiary or an Affiliate of the Borrower, that is a member of any group of organizations (within the meaning of Code Sections 414(b), 414(c), 414(m), or 414(o)) of which the Borrower is a member.

           "Eurodollar Advance" shall mean an Advance which the Borrower requests to be made as a Eurodollar Advance or which is reborrowed as a Eurodollar Advance, in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $1,000,000 and in an integral multiple of $500,000.

           "Eurodollar Basis" shall mean a simple per annum interest rate (rounded upward, if necessary, to the nearest one-hundredth (1/100th) of one percent) equal to the sum of (a) the quotient of (i) the Eurodollar Rate divided by (ii) one minus the Eurodollar Reserve Percentage, if any, stated as a decimal, plus (b) the Applicable Margin. The Eurodollar Basis shall apply to Interest Periods of one (1), two (2), three (3), six (6), and twelve (12) months, and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the Eurodollar Reserve Percentage and the Applicable Margin as adjusted pursuant to Section 2.3(f) hereof. The Eurodollar Basis for any Eurodollar Advance shall be adjusted as of the effective date of any change in the Eurodollar Reserve Percentage. The Borrower may not elect an Interest Period in excess of six (6) months unless the Administrative Agent has notified the Borrower that each of the Banks has funds available to it for such Bank's portion of the proposed Advance which are not required for other purposes, and that such funds are available to each Bank at a rate (exclusive of reserves and other adjustments) at or below the Eurodollar Rate for such proposed Advance and Interest Period.

           "Eurodollar Rate" shall mean, for any Interest Period, the average of the interest rates per annum at which deposits in United States Dollars for such Interest Period are offered to The Toronto-Dominion Bank, New York Branch in the Eurodollar market at approximately 11:00 a.m. (New York time) two (2) Business Days before the first day of such Interest Period, in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the Eurodollar Advance sought by the Borrower.

           "Eurodollar Reserve Percentage" shall mean the percentage which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), whether or not any Bank has any such Eurocurrency Liabilities subject to such reserve requirement at that time.

           "Event of Default" shall mean any of the events specified in Section 8.1, provided that any requirement for notice or lapse of time has been satisfied.

           "Excess Cash Flow" shall mean, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis, as of the end of the second
(2nd) and fourth (4th) fiscal quarters of the Borrower based on the quarterly financial statements required to be provided under Section 6.1 hereof with respect to such relevant quarters, the remainder of (a) Operating Cash Flow for the two (2) most recently completed fiscal quarters, minus (b) the sum of the following: (i) Capital Expenditures made by such Persons during such fiscal quarters; (ii) income taxes estimated to be payable in cash by such Persons for such fiscal quarters; (iii) Net Cash Interest Expense incurred during such fiscal quarters; (iv) scheduled principal payments made in respect of Indebtedness for Money Borrowed paid by such Persons during such fiscal quarters (including imputed principal payments with respect to Capitalized Lease Obligations); and (v) Restricted Payments and Restricted Purchases made during such quarters.

           "Facility A Commitment" shall mean the several obligations of the Banks to fund their respective portions of Loans to the Borrower in accordance with their respective Commitment Ratios in an aggregate amount of up to $175,000,000 pursuant to the terms hereof and as such obligations may be reduced from time to time pursuant to the terms hereof.

           "Facility A Notes" shall mean, collectively, those certain promissory notes in an aggregate original principal amount of $175,000,000, and issued to each of the Banks by the Borrower with respect to the Facility A Commitment, each one substantially in the form of Exhibit D-1 attached hereto, any other promissory notes issued by the Borrower to evidence the Loans under the Facility A Commitment, and any extensions, renewal or amendments to, or replacements of, the foregoing.

           "Facility B Commitment" shall mean, collectively, (a) the several obligations of the Banks which funded an aggregate amount of $125,000,000 pursuant to the Prior Loan Agreement of which $50,000,000 is outstanding on the Agreement Date and (b) the several obligations of the Banks to fund their respective portions of additional Loans to the Borrower in accordance with their respective Commitment Ratios in an aggregate amount of up to an additional $75,000,000 pursuant to the terms hereof, on and after the ProNet Merger Date but prior to the Facility B Commitment Termination Date, in each case as such obligations may be reduced from time to time pursuant to the terms hereof.

           "Facility B Commitment Termination Date" shall mean January 31,
1998.

           "Facility B Notes" shall mean, collectively, those certain promissory notes in an aggregate original principal amount equal to the Facility B Commitment, and issued to each of the Banks by the Borrower with respect to the Facility B Commitment, each one substantially in the form of Exhibit D-2 attached hereto, any other promissory notes issued by the Borrower to evidence the Loans under the Facility B Commitment, and any extensions, renewals, or amendments to, or replacement of, the foregoing.

           "FCC" shall mean the Federal Communications Commission, or any other similar or successor agency of the federal government administering the Communications Act.

           "Federal Funds Rate" shall mean, as of any date, the weighted average of the rates on overnight federal funds transactions with the members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent.

           "GAAP" shall mean, as in effect from time to time in the United States, generally accepted accounting principles, consistently applied.

           "Guaranty" or "Guaranteed," as applied to an obligation, shall mean and include (a) a guaranty, direct or indirect, in any manner, of all or any part of such obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit or capital call requirements.

           "Indebtedness" shall mean, with respect to any Person, and without duplication, (a) all items, except items of shareholders' and partners' equity or capital stock or surplus or general contingency or deferred tax reserves, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, including, without limitation, to the extent of the higher of the book value or fair market value of the property or asset securing such obligation (if less than the amount of such obligation), secured non-recourse obligations of such Person, (b) all direct or indirect obligations of any other Person secured by any Lien to which any property or asset owned by such Person is subject, but only to the extent of the higher of the fair market value or the book value of the property or asset subject to such Lien (if less than the amount of such obligation) if the obligation secured thereby shall not have been assumed, (c) to the extent not otherwise included, all Capitalized Lease Obligations of such Person and all obligations of such Person with respect to leases constituting part of a sale and lease-back arrangement, (d) all reimbursement obligations with respect to outstanding letters of credit, and (e) to the extent not otherwise included, all obligations subject to Guaranties of such Person or its Subsidiaries, and (f) all obligations of such Person under Interest Rate Hedge Agreements.

           "Indebtedness for Money Borrowed" shall mean, with respect to any Person, Indebtedness for money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, all Indebtedness upon which interest charges are customarily paid, all Capitalized Lease Obligations, all reimbursement obligations with respect to outstanding letters of credit, all Indebtedness issued or assumed as full or partial payment for property or services (other than trade payables arising in the ordinary course of business, but only if and so long as such accounts are payable on customary trade terms), whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed, and, without duplication, Guaranties of any of the foregoing. For purposes of this definition, interest which is accrued but not paid on the scheduled due date for such interest shall be deemed Indebtedness for Money Borrowed.

           "Indemnitee" shall have the meaning ascribed thereto in
Section 5.11 hereof.

           "Interest Expense" shall mean, for any period, all cash interest paid (including imputed interest with respect to Capitalized Lease Obligations) with respect to any Indebtedness for Money Borrowed of the Borrower and the Restricted Subsidiaries on a consolidated basis during such period pursuant to the terms of such Indebtedness for Money Borrowed, together with all fees paid in respect of such Indebtedness for Money Borrowed during such period (but specifically excluding fees paid during previous periods but amortized during such period in accordance with GAAP), and all cash dividend payments made in respect of any preferred stock or convertible preferred securities of the Borrower during such period all as calculated in accordance with GAAP (except as specifically provided herein).

           "Interest Rate Hedge Agreements" shall mean the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar arrangements.

           "Interest Period" shall mean (a) in connection with any Base Rate Advance, the period beginning on the date such Advance is made and ending on the last day of the calendar quarter in which such Advance is made, provided, however, that if a Base Rate Advance is made on the last day of any calendar quarter, it shall have an Interest Period ending on, and its Payment Date shall be, the last day of the following calendar quarter, and (b) in connection with any Eurodollar Advance, the term of such Advance selected by the Borrower or otherwise determined in accordance with this Agreement, provided, that any Base Rate Advance or any Eurodollar Advance prepaid pursuant to Section 2.7(a) below shall have an Interest Period ending on, and its Payment Date shall be, the date of prepayment.

           "Interest Rate Basis" shall mean the Base Rate Basis or the Eurodollar Basis, as appropriate.

           "known to the Borrower" or "to the knowledge of the Borrower" shall mean known by or reasonably should have been known by the executive officers of the Borrower (which shall include, without limitation, the chairman/president, the chief executive officer, the chief financial officer, the chief operating officer, the treasurer, the secretary and any in-house general counsel).

           "License Subs" shall mean the wholly-owned Restricted Subsidiaries of the Borrower formed to hold the Licenses.

           "Licenses" shall mean any radio, telephone, microwave, paging or other license, authorization, certificate of compliance or convenience, franchise, approval or permit, granted or issued by the FCC or any other governmental authority and held by the Borrower or any of the Restricted Subsidiaries, all of which are listed as of the Agreement Date on Schedule 1 hereto.

           "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, negative pledge or other agreement not to pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether created by statute, contract, the common law or otherwise, and whether or not choate, vested or perfected.

           "Loan Documents" shall mean this Agreement, the Notes, the Security Documents, all subordination agreements entered into by creditors of the Borrower or any of the Restricted Subsidiaries with respect to Indebtedness for Money Borrowed of the Borrower or any of the Restricted Subsidiaries, all legal opinions or reliance letters issued by counsel to the Borrower or any of the Restricted Subsidiaries, all fee letters, all Requests for Advance, all Interest Rate Hedge Agreements between the Borrower or any Restricted Subsidiary, on the one hand, and the Administrative Agent and the Banks, or any of them, on the other hand, and all other documents and agreements executed or delivered in connection with or contemplated by this Agreement.

           "Loans" shall mean, collectively, the amounts advanced by the Banks to the Borrower under the Commitments, not to exceed the aggregate amount of the Commitments, and evidenced by the Notes.

           "Majority Banks" shall mean Banks the total of whose Commitment Ratios equals or exceeds fifty-one percent (51%) of the Commitment Ratios of all Banks entitled to vote hereunder.

           "Managing Agents" shall mean, collectively, The Toronto-Dominion Bank and The First National Bank of Boston.

           "Materially Adverse Effect" shall mean (a) any material adverse effect upon the business, assets, liabilities, financial condition, results of operations, properties, or business prospects of the Borrower or any of the Restricted Subsidiaries, or (b) a material adverse effect upon the binding nature, validity, or enforceability of this Agreement or any of the Notes, or upon the ability of the Borrower or any of its Subsidiaries to perform the payment obligations or other material obligations under this Agreement or any other Loan Document, or upon the value of the Collateral or upon the rights, benefits or interests of the Banks in and to the Loans or the rights of the Administrative Agent and the Banks in the Collateral; in either case, whether resulting from any single act, omission, situation, status, event or undertaking, or taken together with other such acts, omissions, situations, statuses, events or undertakings.

           "Maturity Date" shall mean December 31, 2004 or as the case may be, such earlier date as payment of the Obligations shall be due (whether by acceleration, reduction of the Commitments to zero or otherwise).

           "Multiemployer Plan" shall mean a multiemployer pension plan as defined in Section 3(37) of ERISA to which the Borrower, any of its Subsidiaries or any ERISA Affiliate is or has been required to contribute subsequent to September 25, 1980.

           "Necessary Authorizations" shall mean all approvals and licenses from, and all filings and registrations with, any governmental or other regulatory authority, including, without limiting the foregoing, the Licenses and all approvals, licenses, filings and registrations under the Communications Act, necessary in order to enable the Borrower and the Restricted Subsidiaries to own, construct, maintain, and operate paging systems and to invest in other Persons who own, construct, maintain, and operate paging systems.

           "Net Available Proceeds" from any Asset Disposition by any Person shall mean cash or Cash Equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Indebtedness for Money Borrowed or other obligations relating to such properties or assets or received in any other noncash form) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Subsidiaries on any Indebtedness for Money Borrowed which is secured by the assets subject to such Asset Disposition in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by Applicable Law, be repaid out of the proceeds from such Asset Disposition,
(iii) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures, if any, as a result of such Asset Disposition and (iv) a reasonable reserve for the after-tax costs of any indemnification payments (fixed or contingent) attributable to the seller's indemnities to the purchaser undertaken by the Borrower or any of its Subsidiaries in connection with such Asset Disposition.

           "Net Cash Interest Expense" shall mean for the Borrower and the Restricted Subsidiaries on a consolidated basis for any period, Interest Expense, minus interest earned by the Borrower and the Restricted Subsidiaries on investments as determined in accordance with GAAP.

           "Net Income" shall mean, for the Borrower and the Restricted Subsidiaries on a consolidated basis, for any period, net income determined in accordance with GAAP.

           "Net Purchase Price" shall mean the aggregate fair market value of all cash or other property, of whatever nature, paid or transferred or to be paid or transferred by the Borrower or any of the Restricted Subsidiaries, directly or indirectly, in respect of any Acquisition, including, without limitation, fees and other transaction costs and all amounts paid in escrow or subject to any deferral or contingency, but excluding the fair market value of any Capital Stock of the Borrower issued as part of the purchase price for such Acquisition.

           "1995 Indenture" shall mean that certain Indenture dated as of September 27, 1995 between the Borrower and First Union National Bank of Virginia, as trustee with respect to the Borrower's 10-3/8% Senior Subordinated Notes due 2007.

           "1997 Indenture" shall mean that certain Indenture dated as of October 21, 1997 between the Borrower and First Union National Bank of Virginia, as trustee with respect to the Borrower's 9-3/4% Senior Subordinated Notes due 2007.

           "Notes" shall mean, collectively, the Facility A Notes and the Facility B Notes, any other promissory notes issued by the Borrower to evidence the Loans, and any extensions, renewals or amendments to, or replacements of, the foregoing."

           "Obligations" shall mean all payment and performance obligations of every kind, nature and description of the Borrower, its Subsidiaries, and any other obligors to the Banks or the Administrative Agent, or any of them, under this Agreement and the other Loan Documents (including any interest, fees and other charges on the Loans or otherwise under the Loan Documents that would accrue but for the filing of a bankruptcy action with respect to the Borrower or any of its Subsidiaries, whether or not such claim is allowed in such bankruptcy action and including Obligations to the Administrative Agent or any of the Banks under any Interest Rate Hedge Agreements) as they may be amended from time to time, or as a result of making the Loans, whether such obligations are direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising.

           "Office Building Acquisition Agreement" shall mean that certain Option and Purchase Agreement of Sale dated April 14, 1994 between Douglas Jemal and Joyce Jemal and the Borrower with respect to the acquisition by the Borrower for a purchase price not to exceed $2,900,000 of a 51% interest in the office complex located at 6910 Richmond Highway, Alexandria, Virginia 23306, as such agreement may be amended, modified or supplemented from time to time, together with all exhibits, schedules and appendices thereto, all of which shall be in form and substance reasonably satisfactory to the Managing Agents.

           "Office Building Acquisition Date" shall mean the date on which the Borrower acquires the Office Building Assets pursuant to the Office Building Acquisition Agreement.

           "Office Building Assets" shall mean the interest in the office complex located at 6910 Richmond Highway, Alexandria, Virginia 22306 to be acquired by the Borrower pursuant to the Office Building Acquisition Agreement.

           "Office Building Partnership" shall mean 6910 Richmond Highway Associates, a Virginia general partnership, or any successor or other entity to which the Borrower contributes the Office Building Assets in accordance with
Section 8(g) of the Office Building Acquisition Agreement.

           "Operating Cash Flow" shall mean, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis for any fiscal quarter, the sum of (a) Net Income for such quarter (after eliminating any extraordinary gains and losses, including gains and losses from the sale of assets, other than sales of pagers and other products or services in the ordinary course of business, and any deferred tax benefits), plus (b) to the extent deducted in determining Net Income, the sum of the following for such period: (i) depreciation and amortization expense, (ii) Interest Expense plus the amount of fees paid in respect of Indebtedness for Money Borrowed during prior periods but amortized during such period in accordance with GAAP, (iii) tax expense, and (iv) other non-cash charges, all as determined in accordance with GAAP.
For purposes of determining the Senior Leverage Ratio and the Total Leverage Ratio, Operating Cash Flow attributable to any Acquisition will be included in the foregoing calculation from the first day of the fiscal quarter during which such Acquisition occurs to the extent that the calculation of such Operating Cash Flow is based on audited financial statements of the Person acquired or whose assets are acquired by the Borrower or any of the Restricted Subsidiaries, as applicable, or other such financial statements which are satisfactory to the Managing Agents and which are certified by the chief financial officer of the Borrower to be true, complete and correct and prepared in accordance with GAAP, provided that for purposes of calculating Operating Cash Flow attributable to an Acquisition, the Borrower may make pro forma adjustments acceptable to the Managing Agents to reflect reductions in costs of the Acquisition effective at or near the time of the Acquisition.

           "Payment Date" shall mean the last day of any Interest Period.

           "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

           "Permitted Liens" shall mean, as applied to any Person:

                     (a) Any Lien in favor of the Administrative Agent or any Bank given to secure the Obligations;

                     (b) (i) Liens on real estate or other property for taxes, assessments, governmental charges or levies not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies or claims the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto;

                     (c) Liens of carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if reserves or appropriate provisions shall have been made therefor;

                     (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance;

                     (e) Restrictions on the transfer of the Licenses or assets of such Person imposed by any of the Licenses as presently in effect or by the Communications Act and any regulations thereunder;

                     (f) Easements, rights-of-way, and other similar encumbrances on the use of real property which do not materially interfere with the ordinary conduct of the business of such Person or the use of such property;

                     (g) Liens reflected by Uniform Commercial Code financing statements filed in respect of Capitalized Lease Obligations permitted pursuant to Section 7.1(h) hereof and true leases of the Borrower or any of its Subsidiaries;

                     (h) Purchase money security interests securing Indebtedness described on Schedule 2 attached hereto and other Indebtedness in an aggregate principal amount not to exceed $500,000 at any time outstanding; and

                     (i) Liens securing other Indebtedness in an aggregate principal amount not to exceed $10,000,000, provided that such Liens do not attach to assets of such Person which constitute "margin stock," as that term is defined in Regulations G and U.

           "Person" shall mean an individual, corporation, limited liability company, association, partnership, joint venture, trust or estate, an unincorporated organization, a government or any agency or political subdivision thereof, or any other entity.

           "Plan" shall mean an employee benefit plan within the meaning of
Section 3(3) of ERISA or any other employee benefit plan maintained for employees of any Person or any affiliate of such Person.

           "Prior Loan Agreement" shall have the meaning ascribed to such term in the preamble to this Agreement.

           "Pro Forma Debt Service" shall mean with respect to the Borrower and the Restricted Subsidiaries, on a consolidated basis, with respect to the next succeeding complete twelve (12) month period following the calculation date, and after giving effect to any Interest Rate Hedge Agreements and Eurodollar Advances, the amount of all (i) scheduled payments of principal on Indebtedness for Money Borrowed for such period (including imputed principal payments with respect to Capitalized Lease Obligations), determined on the basis of the aggregate amount of Indebtedness for Money Borrowed outstanding as of the date of calculation and giving effect to any mandatory reductions in the Commitments and the operation of the other terms of this Agreement (or other instruments or agreements governing Indebtedness for Money Borrowed) during such next succeeding twelve (12) month period, (ii) cash interest payable (including imputed interest with respect to Capitalized Lease Obligations) with respect to Indebtedness for Money Borrowed of such Persons, (iii) fees payable under this Agreement and the other Loan Documents (but specifically excluding fees paid during previous periods but amortized during such period in accordance with
GAAP), and (iv) other payments (including fees) payable by such Persons during such period in respect of Indebtedness for Money Borrowed (other than voluntary prepayments under Section 2.7 hereof). For purposes of this definition, where interest payments for the twelve (12) month period immediately succeeding the calculation date are not fixed by way of Interest Rate Hedge Agreements, Eurodollar Advances, or otherwise for the entire period, interest shall be calculated on such Indebtedness for Money Borrowed for periods for which interest payments are not so fixed at the Eurodollar Basis (as determined on the date of calculation and based on the then current adjustment under Section 2.3(f) hereof) for a Eurodollar Advance having an Interest Period of twelve
(12) months; provided, however, that if such Eurodollar Basis cannot be determined in the reasonable opinion of the Administrative Agent, such interest shall be calculated using the Base Rate Basis as then in effect.

           "ProNet Credit Facility" shall mean the credit facility provided to ProNet Inc. pursuant to that certain Second Amended and Restated Credit Agreement dated as of June 14, 1996, as amended, between ProNet Inc. and First National Bank of Chicago as agent for the lenders.

           "ProNet Indenture" shall mean that certain Indenture dated as of June 15, 1995 between ProNet Inc. and First Interstate Bank of Texas, N.A., as trustee.

           "ProNet Merger" shall mean that certain merger of ProNet Inc., a Delaware corporation, with and into the Borrower, with the Borrower being the survivor of such merger.

           "ProNet Merger Date" shall mean the date on which the Managing Agents receive evidence satisfactory to them that the ProNet Merger has been consummated.

           "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time.

           "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

           "Reportable Event" shall mean, with respect to any Employee Pension Plan, an event described in Section 4043(b) of ERISA.

           "Request for Advance" shall mean a certificate designated as a "Request for Advance," signed by an Authorized Signatory of the Borrower requesting an Advance hereunder, which shall be in substantially the form of

Exhibit E attached hereto, and shall, among other things, (i) specify the Commitment under which such Advance is to be made, the date of the Advance, which shall be a Business Day, the amount of the Advance, the type of Advance (Eurodollar or Base Rate), and, with respect to Eurodollar Advances, the Interest Period selected by the Borrower, (ii) state that there shall not exist a Default as of the date of such Advance and after giving effect thereto, and
(iii) provide calculations demonstrating compliance with Sections 7.8, 7.9 and
7.10 hereof, after giving effect to the proposed Advance, and the Applicable Margin related thereto.

           "Restricted Payment" shall mean (a) any direct or indirect distribution, dividend or other payment to any Person (other than to the Borrower or any wholly-owned Restricted Subsidiary of the Borrower) on account of any general or limited partnership interest in, or shares of Capital Stock or other securities of, the Borrower or any of its Subsidiaries (other than dividends payable solely in the Capital Stock of such Person and stock splits), including, without limitation, any direct or indirect distribution, dividend or other payment to any Person (other than to the Borrower or any wholly-owned Restricted Subsidiary of the Borrower) on account of any warrants or other rights or options to acquire shares of Capital Stock of the Borrower or any of its Subsidiaries; (b) any payment of principal of, or interest on, or payment into a sinking fund for the retirement of, or any defeasance of Subordinated Debt; and (c) any management, consulting or similar fees, or any interest thereon, payable by the Borrower or any of its Subsidiaries to any Affiliate.

           "Restricted Purchase" shall mean any payment (including, without limitation, any sinking fund payment, prepayment or installment payment) on account of the purchase, redemption, defeasance or other acquisition or retirement of any general or limited partnership interest in, or shares of Capital Stock of or other securities or Subordinated Debt of the Borrower or any of the Borrower's Subsidiaries, including, without limitation, any warrants or other rights or options to acquire shares of Capital Stock of the Borrower or of any of the Borrower's Subsidiaries or any loan, advance, release or forgiveness of Indebtedness by the Borrower or any of its Subsidiaries to any partner, shareholder or Affiliate of any such Person.

           "Restricted Subsidiary" shall mean each Subsidiary of the Borrower which is not an Unrestricted Subsidiary.

           "Security Documents" shall mean the Borrower's Pledge Agreements, the Borrower Security Agreements, the Subsidiary Guaranties, the Subsidiary Pledge Agreements, the Subsidiary Security Agreements, the Trademark Security Agreements, any other agreement or instrument providing Collateral for the Obligations whether now or hereafter in existence, and any filings, instruments, agreements, and documents related thereto or to this Agreement, and providing the Administrative Agent, for the benefit of itself and the Banks, with Collateral for the Obligations.

           "Security Interest" shall mean all Liens in favor of the Administrative Agent, for the benefit of itself and the Banks, created hereunder or under any of the Security Documents to secure the Obligations.

           "Senior Debt" shall mean Total Debt minus Subordinated Debt which is permitted to be outstanding in accordance with the terms of Section 7.1 hereof.

           "Senior Leverage Ratio" shall mean, as of any date, the ratio of (a) the Senior Debt on such date to (b) Annualized Operating Cash Flow as of the end of the fiscal quarter being tested or the most recently completed fiscal quarter for which financial statements are required to have been delivered to the Banks pursuant to Section 6.1 or 6.2 hereof, as applicable.

           "Subordinated Debt" shall mean the Indebtedness for Money Borrowed of the Borrower issued pursuant to the 1995 Indenture, the A+ Indenture, the 1997 Indenture, following the ProNet Merger Date, the ProNet Indenture and any other Indebtedness for Money Borrowed of the Borrower or any of the Restricted Subsidiaries which is expressly subordinated to the payment of the Obligations.

           "Subsidiary" shall mean, as applied to any Person, (a) any corporation of which more than fifty percent (50%) of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which more than fifty percent (50%) of the outstanding partnership interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, or (b) any other entity which is directly or indirectly controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, except that, other than Beacon Peak Associates and Beacon Communications Associates, Ltd., the partnerships set forth on Schedule 4 attached hereto shall not constitute Subsidiaries of the Borrower. Beacon Peak Associates and Beacon Communications Associates, Ltd. shall constitute Subsidiaries of the Borrower but shall be subject to the provisions set forth in the first footnote to Schedule 5 attached hereto. The Subsidiaries of the Borrower as of the Agreement Date are set forth on Schedule 5 attached hereto.

           "Subsidiary Guaranties" shall mean, collectively, that certain Amended and Restated Master Subsidiary Guaranty dated as of September 20, 1996, that certain First Supplemental Master Subsidiary Guaranty dated as of November 15, 1996 and that certain Subsidiary Guaranty by Metrocall of Shreveport, Inc. dated as of February 5, 1997, in favor of the Administrative Agent and the Banks given by each Restricted Subsidiary of the Borrower, and shall include any similar agreements substantially in the form of Exhibit K attached hereto.

           "Subsidiary Pledge Agreements" shall mean those certain Subsidiary Pledge Agreements between each Restricted Subsidiary of the Borrower having one or more of its own Subsidiaries, on the one hand, and the Administrative Agent, on the other hand, and shall include that certain Subsidiary Pledge Agreement of Florida Network USA, Inc. dated as of November 15, 1996, and any similar agreements substantially in the form of Exhibit L attached hereto.

           "Subsidiary Security Agreements" shall mean, collectively, that certain Amended and Restated Master Subsidiary Security Agreement dated as of September 20, 1996, that certain First Supplemental Master Subsidiary Security Agreement dated as of November 15, 1996, and that certain Subsidiary Security Agreement for Metrocall of Shreveport, Inc., dated as of February 5, 1997, among each of the Restricted Subsidiaries and the Administrative Agent, and shall include any similar agreements substantially in the form of Exhibit J attached hereto.

           "Total Debt" shall mean with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis, as of any date, determined in accordance with GAAP, the difference between (a) the aggregate amount of Indebtedness for Money Borrowed, minus (b) the aggregate amount of cash or Cash Equivalents then held by the Borrower and the Restricted Subsidiaries.

           "Total Leverage Ratio" shall mean, as of any date, the ratio of (a) Total Debt on such date to (b) Annualized Operating Cash Flow as of the end of the fiscal quarter being tested or the most recently completed fiscal quarter for which financial statements are required to have been delivered to the Banks pursuant to Section 6.1 or 6.2 hereof, as applicable.

           "Total Sources" shall mean, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis for the most recently completed fiscal quarter, the sum of (a) Operating Cash Flow; (b) the amount of equity contributed to the Borrower in cash during such period; (c) the amount of any Net Available Proceeds from any Asset Dispositions during such period; (d) the amount, if greater than or equal to zero, by which Indebtedness for Money Borrowed outstanding as at the end of such period exceeds the amount of Indebtedness for Money Borrowed outstanding as at the end of the preceding such period; (e) the aggregate amount of additional Advances the Borrower would then be permitted to borrow under the Commitments and remain in compliance with Sections 7.8, 7.9 and 7.10 hereof; and (f) cash and Cash Equivalents on hand as of the beginning of such period.

           "Total Uses" shall mean, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis for the most recently completed fiscal quarter, the sum of (a) the amount, if greater than or equal to zero, by which Indebtedness for Money Borrowed outstanding as at the end of the preceding such period exceeds the amount of Indebtedness for Money Borrowed outstanding as at the end of such period; (b) the amount of Net Cash Interest Expense for such period; (c) the amount of Capital Expenditures made during such period; (d) cash taxes paid during such period; (e) the Net Purchase Price of any Acquisitions made during such period; and (f) the amount of any Restricted Payments and Restricted Purchases made during such period.

           "Trademark Security Agreements" shall mean, collectively, that certain Amended and Restated Borrower Trademark Security Agreement dated as of September 20, 1996, that certain Subsidiary Trademark Security Agreement dated as of February 5, 1997, between the Borrower and the Administrative Agent, and any other similar agreement substantially in the form of Exhibit F attached hereto.

           "Transponder Lease Agreement" shall mean any agreement by and between the Borrower or any of the Restricted Subsidiaries and any other Person for the license, lease or other agreement to use telecommunications satellites in the operation of the business of the Borrower or such Subsidiaries and any other agreement related thereto.

           "Unrestricted Subsidiary" shall mean such other Subsidiaries of the Borrower as have been designated as "Unrestricted Subsidiaries" by the Borrower with the prior written consent of the Majority Banks.

           "Use of Proceeds Letters" shall mean those certain Use of Proceeds Letters, substantially in the form of Exhibit G attached hereto, to be delivered to the Administrative Agent and the Banks on the date of any Advance hereunder.

           "Voting Agreement" shall have the meaning ascribed to such term in the definition of "Change in Control Event."

           Each definition of an agreement in this Article 1 shall include such agreement as modified, amended or supplemented from time to time in accordance herewith.


                                   ARTICLE 2

                               Credit Facilities

           Section 2.1         Commitments.

                     (a) Facility A Commitment. The Banks agree, severally, in accordance with their respective Commitment Ratios, and not jointly, upon the terms and subject to the conditions of this Agreement, to lend to the Borrower, prior to the Maturity Date, an amount not to exceed at any one time outstanding, in the aggregate, the Facility A Commitment. The Borrower hereby acknowledges that all "Obligations" in respect of "Advances" outstanding on the Agreement Date under the "Facility A Commitment" (as such terms are defined in the Prior Loan Agreement) shall be deemed to have been made to the Borrower as Advances under the Facility A Commitment hereunder and shall constitute a portion of the Obligations. Subject to the terms and conditions hereof, Advances under the Facility A Commitment may be repaid and reborrowed from time to time on a revolving basis.

                     (b) Facility B Commitment. The Banks which issued a "Facility B Commitment" under and as defined in the Prior Loan Agreement have previously lent to the Borrower the amount in the aggregate of $125,000,000 of which $50,000,000 is outstanding on the Agreement Date. The Borrower hereby acknowledges that all "Obligations" in respect of "Advances" outstanding under the "Facility B Commitment" (as such terms are defined in the Prior Loan Agreement) shall be deemed to have been made to the Borrower as Advances of the Facility B Commitment hereunder and shall constitute a portion of the Obligations. The Banks agree, severally, in accordance with their respective Commitment Ratios, and not jointly, upon the terms and subject to the conditions of this Agreement, to lend to the Borrower, on a single date on or after the ProNet Merger Date but prior to the Facility B Commitment Termination Date, an additional amount not to exceed, in the aggregate, $75,000,000. The obligation of the Banks to fund the additional $75,000,000 under the Facility B Commitment shall be automatically terminated in the event the ProNet Merger Date fails to occur on or prior to the Facility B Commitment Termination Date. Subject to the terms and conditions hereof, Advances under the Facility B Commitment may be repaid and reborrowed to effect a change in the Interest Rate Basis or Interest Periods relating thereto; provided, however, there shall be no increase in the principal amount outstanding under the Facility B Commitment following the making of the Advance under the Facility B Commitment in connection with the ProNet Merger in an amount not to exceed $75,000,000.

           Section 2.2         Manner of Borrowing and Disbursement.

                     (a) Choice of Interest Rate, Etc. Any Advance shall, at the option of the Borrower, be made as a Base Rate Advance or a Eurodollar Advance; provided, however, that at such time as there shall have occurred and be continuing a Default hereunder, the Borrower shall not have the right to receive a Eurodollar Advance. Any notice given to the Administrative Agent in connection with a requested Advance hereunder shall be given to the Administrative Agent prior to 11:00 a.m. (New York time) in order for such Business Day to count toward the minimum number of Business Days required.

                     (b)       Base Rate Advances.

                               (i) Advances. The Borrower shall give the Administrative Agent irrevocable prior written notice prior to 11:00 a.m. (New York time) on the date of any requested Base Rate Advance in the form of a Request for Advance, or telephonic notice followed immediately by a Request for Advance; provided, however, that the Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given if acted upon by the Administrative Agent. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Bank by telephone or telecopy of the contents thereof.

                              (ii)       Repayments and Reborrowings.  The
           Borrower may repay or prepay a Base Rate Advance without regard to its Payment Date and (A) upon irrevocable prior written notice prior to 11:00
           a.m. (New York time) on the date of any requested repayment and reborrowing, reborrow all or a portion of the principal amount thereof as a Base Rate Advance, (B) upon at least three (3) Business Days' irrevocable prior written notice, reborrow all or a portion of the principal thereof as one or more Eurodollar Advances, or (C) not reborrow all or any portion of such Base Rate Advance. On the date indicated by the Borrower, such Base Rate Advance shall be so repaid and, as applicable, reborrowed. The failure to give timely notice hereunder with respect to the Payment Date of any Base Rate Advance shall be deemed a request for a Base Rate Advance.

                   (c)         Eurodollar Advances.

                               (i)        Advances.  Upon request, the
           Administrative Agent, whose determination shall be conclusive, shall determine the available Eurodollar Bases and shall notify the Borrower of such Eurodollar Bases. The Borrower shall give the Administrative Agent in the case of Eurodollar Advances at least three (3) Business Days' irrevocable prior written notice in the form of a Request for Advance, or telephonic notice followed immediately by a Request for Advance; provided, however, that the Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given if acted upon by the Administrative Agent. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Bank by telephone or telecopy of the contents thereof.

                         (ii) Repayments and Reborrowings. At least three (3) Business Days prior to the Payment Date for each Eurodollar Advance, the Borrower shall give the Administrative Agent written notice specifying whether all or a portion of such Eurodollar Advance (A) is to be repaid and then reborrowed in whole or in part as one or more Eurodollar Advances, (B) is to be repaid and then reborrowed in whole or in part as a Base Rate Advance, or (C) is to be repaid and not reborrowed. The failure to give such notice shall preclude the Borrower from reborrowing such Advance as a Eurodollar Advance on its Payment Date and shall be deemed a request for a Base Rate Advance. Upon such Payment Date such Eurodollar Advance will, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

                   (d) Notification of Banks. Upon receipt of a Request for Advance, or a notice from the Borrower with respect to any outstanding Advance prior to the Payment Date for such Advance, the Administrative Agent shall promptly notify each Bank by telephone or telecopy of the contents thereof and the amount of such Bank's portion of the Advance. Each Bank shall, not later than 12:00 noon (New York time) on the date of borrowing specified in such notice, make available to the Administrative Agent at the Administrative Agent's Office, or at such account as the Administrative Agent shall designate, the amount of its portion of any Advance which represents an additional borrowing hereunder in immediately available funds.

                   (e)         Disbursement.

                             (i) Prior to 2:00 p.m. (New York time) on the date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in Article 3 hereof, disburse the amounts made available to the Administrative Agent by the Banks in like funds by (a) transferring the amounts so made available by wire transfer pursuant to the Borrower's instructions, or (b) in the absence of such instructions, crediting the amounts so made available to the account of the Borrower maintained with the Administrative Agent.

                            (ii) Unless the Administrative Agent shall have received notice from a Bank prior to 12:00 noon (New York time) on the date of any Advance that such Bank will not make available to the

           Administrative Agent such Bank's ratable portion of such Advance, the Administrative Agent may assume that such Bank has made or will make such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent the Bank does not make such ratable portion available to the Administrative Agent, such Bank agrees to repay to the Administrative Agent on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate.

                           (iii) If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's portion of the applicable Advance for purposes of this Agreement. If such Bank does not repay such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent, with interest at the Federal Funds Rate. The failure of any Bank to fund its portion of any Advance shall not relieve any other Bank of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Bank shall be responsible for any such failure of any other Bank.

                            (iv) In the event that, at any time when the Borrower is not in Default and has otherwise satisfied each of the conditions in Section 3.2 hereof, a Bank for any reason fails or refuses to fund its portion of such Advance, then, until such time as such Bank has funded its portion of such Advance (which late funding shall not absolve such Bank from any liability it may have to the Borrower), or all other Banks have received payment in full from the Borrower (whether by repayment or prepayment) or otherwise of the principal and interest due in respect of such Advance, such non-funding Bank shall not have the right (A) to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and such Bank's portion of the Loans shall not be counted as outstanding for purposes of determining "Majority Banks" hereunder, or (B) to receive payments of principal, interest or fees from the Borrower, the Administrative Agent or the other Banks in respect of its portion of the Loans.


           Section 2.3         Interest.

                     (a) On Base Rate Advances. Interest on each Base Rate Advance shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed and shall be payable at the Base Rate Basis for such Advance, in arrears on the applicable Payment Date. Interest on Base Rate Advances then outstanding shall also be due and payable on the Maturity Date.

                     (b) On Eurodollar Advances. Interest on each Eurodollar Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the Eurodollar Basis for such Advance, in arrears on the applicable Payment Date, and, in addition, if the Interest Period for a Eurodollar Advance exceeds three (3) months, interest on such Eurodollar Advance shall also be due and payable in arrears on every three-month anniversary of the beginning of such Interest Period. Interest on Eurodollar Advances then outstanding shall also be due and payable on the Maturity Date.

                     (c) Interest if no Notice of Selection of Interest Rate Basis. If the Borrower fails to give the Administrative Agent timely notice of its selection of a Eurodollar Basis, or if for any reason a determination of a

Eurodollar Basis for any Advance is not timely concluded, the Base Rate Basis shall apply to such Advance.

                   (d) Interest Upon Default. Immediately upon the occurrence of an Event of Default hereunder, the outstanding Obligations (to the extent permitted by Applicable Law) shall bear interest at the Default Rate. Such interest shall be payable on demand by the Majority Banks and shall accrue until the earlier of (i) waiver or cure of the applicable Event of Default, (ii) agreement by the Majority Banks (or, if applicable to the underlying Event of Default, all of the Banks) to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations.

                   (e) Eurodollar Rate Contracts. At no time may the number of outstanding Eurodollar Advances exceed eight (8).

                   (f)         Applicable Margin.  The Applicable
Margin shall be determined by the Administrative Agent with respect to any Advance based upon the Total Leverage Ratio as of the end of the fiscal quarter most recently ended, effective as of the fifth (5th) Business Day after the financial statements referred to in Section 6.1 or 6.2 hereof, as the case may be, are furnished to the Administrative Agent and each Bank for such fiscal quarter, as follows:


                      Total                    Base Rate Advance      Eurodollar Advance
                 Leverage Ratio                Applicable Margin       Applicable Margin
                 --------------                -----------------       -----------------
A.         Greater than 5.50:1                      1.375%                  2.500%

B.         Greater than 5.00:1, but less            1.250%                  2.375%
           than or equal to 5.50:1

C.         Greater than 4.50:1, but less            1.000%                  2.125%
           than or equal to 5.00:1

D.         Greater than 4.00:1, but less            0.750%                  1.875%
           than or equal to 4.50:1

E.         Greater than 3.50:1, but less            0.500%                  1.625%
           than or equal to 4.00:1

F.         Greater than 3.00:1, but less            0.250%                  1.375%
           than or equal to 3.50:1

G.         Greater than 2.50:1, but less            0.125%                  1.250%
           than or equal to 3.00:1

H.         Less than or equal to 2.50:1             0.000%                  0.875%

                               Notwithstanding the foregoing, if the Borrower
shall fail timely to deliver the Administrative Agent the financial statements required for the calculation of the Total Leverage Ratio for any fiscal quarter, then commencing with the fifth (5th) Business Day after the date such financial statements were due and continuing through the fifth (5th) Business Day following the date of delivery thereof, the Total Leverage Ratio for such period shall be conclusively presumed to be, and the Applicable Margin shall be calculated based upon, the Total Leverage Ratio which is one level greater than the Total Leverage Ratio in effect for the immediately preceding fiscal quarter for which financial statements were delivered or were due to be delivered, provided that such Total Leverage Ratio for any such period shall be recalculated upon delivery to the Administrative Agent of the delinquent financial statements and an appropriate adjustment shall be made by the Administrative Agent to the Applicable Margin, based upon the Total Leverage Ratio reflected in the delinquent financial statements, retroactive to the first day for which the presumed Total Leverage Ratio was applied.

           Section 2.4         Commitment Fees.

                     (a) The Borrower agrees to pay each of the Banks, in accordance with their respective Commitment Ratios for the applicable Commitment, a commitment fee on the aggregate unborrowed balance of the Facility A Commitment for each day from the Agreement Date until the Maturity Date and the Facility B Commitment for each day from the Agreement Date until the Facility B Termination Date (i) at all times during which the Total Leverage Ratio is greater than or equal to 4.50:1, at the rate of three-eighths of one percent (3/8%) per annum, and (ii) at all times during which the Total Leverage Ratio is less than 4.50:1, at the rate of one-quarter of one percent (1/4%) per annum.

                     (b) Such commitment fees shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears on the last day of each calendar quarter, and shall be fully earned when due and non-refundable when paid. A final payment of all commitment fees then payable shall also be due and payable on the Maturity Date.

           Section 2.5         Mandatory Commitment Reductions.

                     (a) Scheduled Reductions in Facility A Commitment. Commencing March 31, 2000 and at the end of each calendar quarter thereafter, the Facility A Commitment shall be automatically and permanently reduced by an amount equal to the percentage of the Facility A Commitment as in effect on the Agreement Date, as set forth below:

                                                                                       Amount of
           Dates of Facility A Commitment Reductions                                Each Reduction
           -----------------------------------------                                ---------------

           March 31, 2000, June 30, 2000,
           September 30, 2000 and December 31, 2000                                     2.500%

           March 31, 2001, June 30, 2001,
           September 30, 2001 and December 31, 2001                                     3.750%

           March 31, 2002, June 30, 2002,
           September 30, 2002 and December 31, 2002                                     5.000%

           March 31, 2003, June 30, 2003,
           September 30, 2003 and December 31, 2003                                     6.250%

           March 31, 2004, June 30, 2004,
           September 30, 2004 and December 31, 2004                                     7.500%

            (b) Excess Cash Flow Recapture. Commencing on March 31, 2000 and on each March 31st and September 30th occurring thereafter during the term of this Agreement, the Facility A Commitment shall be automatically and permanently reduced by an amount equal to fifty percent (50%) of Excess Cash Flow, determined for the two
(2) consecutive fiscal quarters then ended.

                   (c) Reductions in Facility B Commitment from Subordinated Debt Proceeds. The Facility B Commitment shall be automatically and permanently reduced in an amount equal to the aggregate amount of any Subordinated Debt (net of reasonable and customary transaction costs) issued by the Borrower or any of its Restricted Subsidiaries on or after the Agreement Date immediately upon the issuance thereof.

The Borrower shall make a repayment of the Loans outstanding under the applicable Commitment, together with accrued interest thereon, on or before the effective date of each reduction in such Commitment under this Section 2.5, such that the aggregate principal amount of the Loans outstanding under such Commitment at no time exceeds such Commitment as so reduced. Any remaining unpaid principal and interest under the Commitments shall be due and payable in full on the Maturity Date, and the Commitments shall thereupon terminate to the extent not previously terminated.

           Section 2.6 Voluntary Commitment Reductions. The Borrower shall have the right, at any time and from time to time after the Agreement Date, upon at least three (3) Business Days' prior written notice to the Administrative Agent, without premium or penalty, to cancel or reduce permanently all or a portion of the Facility A Commitment on the basis of the respective Commitment Ratios of the Banks applicable to the Facility A Commitment; provided, however, that any such partial reduction shall be made in an amount not less than $5,000,000 and in integral multiples of $1,000,000. As of the date of cancellation or reduction set forth in such notice, the Facility A Commitment shall be permanently reduced to the amount stated in the Borrower's notice for all purposes herein, and the Borrower shall pay to the Administrative Agent for the Banks the amount necessary to reduce the principal amount of the Loans then outstanding under Facility A Commitment to not more than the amount of Facility A Commitment as so reduced, together with accrued interest on the amount so prepaid and commitment fees accrued through the date of the reduction with respect to the amount reduced.

           Section 2.7         Prepayments and Repayments.

                     (a) Prepayment. The principal amount of any Base Rate Advance may be prepaid in full or ratably in part at any time, without penalty and without regard to the Payment Date for such Advance. Eurodollar Advances may be prepaid prior to the applicable Payment Date, upon three (3) Business Days' prior written notice to the Administrative Agent, provided that the Borrower shall reimburse the Banks and the Administrative Agent, on the earlier of demand by the applicable Bank or the Maturity Date, for any loss or out-of-pocket expense incurred by any Bank or the Administrative Agent in connection with such prepayment, as set forth in Section 2.10 hereof. Any prepayment hereunder shall be in amounts of not less than $1,000,000 and in integral multiples thereof. Amounts prepaid pursuant to this Section may be reborrowed, subject to the terms and conditions hereof. Prepayments of Advances under the Facility B Commitment after the Facility B Commitment Termination Date shall be applied to amounts outstanding thereunder in inverse order of maturity. Amounts prepaid pursuant to this Section may be reborrowed, subject to the terms and conditions hereof.

                     (b)       Repayments.

                             (i) Loans in Excess of Commitments. If, at any time, the amount of the Loans then outstanding under any Commitment shall exceed the applicable Commitment, the Borrower shall, on such date and subject to Section 2.10 hereof, make a repayment of the principal amount of the Loans in an amount equal to such excess, together with any accrued interest and fees with respect thereto.

                            (ii) Scheduled Repayments under Facility B Commitment. Commencing March 31, 2000, the principal balance then outstanding under the Facility B Commitment shall be amortized in quarterly installments equal to the percentage of the principal balance outstanding under the Facility B Commitment on the Facility B Commitment Termination Date set forth below on the dates set forth below:


                       Repayment Dates                                      Percentage
                       ---------------                                      ----------

    March 31, 2000, June 30, 2000,
    September 30, 2000 and December 31, 2000                                  2.500%

    March 31, 2001, June 30, 2001,
    September 30, 2001 and December 31, 2001                                  3.750%

    March 31, 2002, June 30, 2002,
    September 30, 2002 and December 31, 2002                                  5.000%

    March 31, 2003, June 30, 2003,
    September 30, 2003 and December 31, 2003                                  6.250%

    March 31, 2004, June 30, 2004,
    September 30, 2004 and December 31, 2004                                  7.500%

                           (iii) Equity Proceeds. The Borrower shall repay Loans outstanding under the Facility A Commitment, with the proceeds of any equity issued by the Borrower on or after the Agreement Date, net of reasonable and customary transaction costs.

                            (ii) Asset Sale Proceeds. The Borrower shall repay the Loans outstanding under the Commitments as set forth in Section 7.4(a) hereof. On and after the Facility B Commitment Termination Date any such payments in respect of the Facility B Commitment shall be applied to Loans outstanding thereunder in inverse order of maturity.

                             (v) Maturity Date. In addition to the foregoing, a final payment of all Obligations then outstanding shall be due and payable on the Maturity Date.

           Section 2.8         Notes; Loan Accounts.

                     (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein and shall be evidenced by the Notes. One Facility A Note and one Facility B Note shall be payable to the order of each Bank for such Commitment, in accordance with such Bank's respective Commitment Ratio for the applicable Commitment. The Notes shall be issued by the Borrower to the Banks and shall be duly executed and delivered by one or more Authorized Signatories.

                     (b) Each Bank may open and maintain on its books in the name of the Borrower a loan account with respect to its portion of the Loans and interest thereon. Each Bank which opens such a loan account shall debit such loan account for the principal amount of its portion of each Advance made by it and accrued interest thereon, and shall credit such loan account for each payment on account of principal of or interest on its Loans. The records of a Bank with respect to the loan account maintained by it shall be prima facie evidence of its portion of the Loans and accrued interest thereon absent manifest error, but the failure of any Bank to make any such notations or any error or mistake in such notations shall not affect the Borrower's repayment obligations with respect to such Loans.

           Section 2.9         Manner of Payment.

                     (a) Each payment (including any prepayment) by the Borrower on account of the principal of or interest on the Loans, commitment fees and any other amount owed to the Banks or the Administrative Agent or any of them under this Agreement or the Notes shall be made not later than 1:00 p.m. (New York time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office, for the account of the Banks or the Administrative Agent, as the case may be, in lawful money of the United States of America in immediately available funds. Any payment received by the Administrative Agent after 1:00 p.m. (New York time) shall be deemed received on the next Business Day. Receipt by the Administrative Agent of any payment intended for any Bank or Banks hereunder prior to 1:00 p.m. (New York time) on any Business Day shall be deemed to constitute receipt by such Bank or Banks on such Business Day. In the case of a payment for the account of a Bank, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to such Bank. If the Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the Banks accordingly. In the event that the Administrative Agent shall fail to make distribution to any Bank as required under this Section 2.9, the Administrative Agent agrees to pay such Bank interest from the date such payment was due until paid at the Federal Funds Rate.

                     (b) The Borrower agrees to pay principal, interest, fees and all other amounts due hereunder or under the Notes without set-off or counterclaim or any deduction whatsoever and free and clear of all taxes, levies and withholding. If the Borrower is required by Applicable Law to deduct any taxes from or in respect of any sum payable to the Administrative Agent or any Bank hereunder, under any Note or under any other Loan Document: (i) the sum payable hereunder or thereunder, as applicable, shall be increased to the extent necessary to provide that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.9(b)), the Administrative Agent or such Bank, as applicable, receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make such deductions from such sums payable hereunder or thereunder, as applicable, and pay the amount so deducted to the relevant taxing authority as required by Applicable Law; and (iii) the Borrower shall provide the Administrative Agent or such Bank, as applicable, with evidence satisfactory to the Administrative Agent or such Bank, as applicable, that such deducted amounts have been paid to the relevant taxing authority.

                     (c) Prior to the declaration of an Event of Default under Section 8.2 hereof, if some but less than all amounts due from the Borrower are received by the Administrative Agent with respect to the Obligations, the Administrative Agent shall distribute such amounts in the following order of priority, all in accordance where applicable with the respective Commitment Ratios of the Banks for the applicable Commitment: (i) to the payment of any fees or expenses then due and payable to the Administrative Agent and the Banks, or any of them; (ii) to the payment of interest then due and payable on the Loans; (iii) to the payment of all other amounts not otherwise referred to in this Section 2.9(c) then due and payable to the Administrative Agent and the Banks, or any of them, hereunder or under the Notes or any other Loan Document; (iv) to the payment of principal then due and payable on the Loans made under the Facility B Commitment; and (v) to the payment of principal then due and payable on the Loans made under the Facility A Commitment.

                     (d) Subject to any contrary provisions in the definition of Interest Period, if any payment under this Agreement or any of the other Loan Documents is specified to be made on a day which is not a Business Day, it shall be made on the next Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

           Section 2.10        Reimbursement.

                     (a) Whenever any Bank shall sustain or incur any losses or out-of-pocket expenses in connection with (i) failure by the Borrower to borrow any Eurodollar Advance after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3), or (ii) prepayment (or failure to prepay after giving notice thereof) of any Eurodollar Advance in whole or in part for any reason, the Borrower agrees to pay to such Bank, upon the earlier of such Bank's demand or the Maturity Date, an amount sufficient to compensate such Bank for all such losses and out-of-pocket expenses other than any lost margin on the Loans. Such Bank's good faith determination of the amount of such losses or out-of-pocket expenses, as set forth in writing and accompanied by calculations in reasonable detail demonstrating the basis for its demand, shall be conclusively correct absent manifest error.

                     (b) Losses subject to reimbursement hereunder shall include, without limiting the generality of the foregoing, expenses incurred by any Bank or any participant of such Bank permitted hereunder in connection with the re-employment of funds prepaid, paid, repaid, not borrowed, or not paid, as the case may be, and will be payable as a result of acceleration of the Obligations.

           Section 2.11        Pro Rata Treatment.

                     (a) Advances. Each Advance from the Banks under any Commitment shall be made pro rata on the basis of the respective Commitment Ratios of the Banks applicable to the particular Commitment.

                   (b) Payments. Except as provided in Section 2.2(e) and Article 10 hereof, each payment and prepayment of principal of the Loans and each payment of interest on the Loans, shall be made to the Banks pro rata on the basis of their respective unpaid principal amounts outstanding under the Notes immediately prior to such payment or prepayment. If any Bank shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans in excess of its ratable share of the Loans under its Commitment Ratio, such Bank shall forthwith purchase from the other Banks such participations in the portion of the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.11(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

           Section 2.12 Capital Adequacy. If after the date hereof, the adoption of any Applicable Law regarding the capital adequacy of banks or bank holding companies, or any change in Applicable Law (whether adopted before or after the Agreement Date) or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any Bank's or any Bank's holding company's capital as a consequence of its obligations hereunder with respect to the Loans and the Commitments to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Bank's capital was fully utilized prior to such adoption, change or compliance) by an amount reasonably deemed by such Bank to be material, then, upon the earlier of demand by such Bank or the Maturity Date, the Borrower shall promptly pay to such Bank such additional amounts as shall be sufficient to compensate such Bank for such reduced return, together with interest on such amount from the fourth (4th) day after the date of demand or the Maturity Date, as applicable, until payment in full thereof at the Default Rate. A certificate of such Bank setting forth the amount to be paid to such Bank by the Borrower as a result of any event referred to in this paragraph and supporting calculations in reasonable detail shall be presumptively correct absent manifest error.

           Section 2.13 Bank Tax Forms. On or prior to the Agreement Date and on or prior to the first Business Day of each calendar year thereafter, to the extent available under Applicable Law, each Bank which is organized in a jurisdiction other than the United States shall provide each of the Administrative Agent and the Borrower with a properly executed original of Forms 4224 or 1001 (or any successor form) prescribed by the Internal Revenue Service or other documents satisfactory to the Borrower and the Administrative Agent, and a properly executed Internal Revenue Service Form W-8 or W-9, as the case may be, certifying (i) as to such Bank's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Bank hereunder and under the Notes or (ii) that all payments to be made to such Bank hereunder and under the Notes are subject to such taxes at a rate reduced to zero by an applicable tax treaty. Each such Bank agrees to provide the Administrative Agent and the Borrower with new forms prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered form, or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Administrative Agent and the Borrower, to the extent available under Applicable Law.

                                    ARTICLE 3

                              Conditions Precedent

           Section 3.1 Conditions Precedent to Effectiveness of Agreement. The obligation of the Banks to undertake the Facility A Commitment and the Facility B Commitment and the effectiveness of this Agreement are subject to the prior or contemporaneous fulfillment of each of the following conditions:

                    (a) The Administrative Agent and the Banks shall have received each of the following:

                             (i) the certificate of the Borrower dated as of the Agreement Date, confirming the effectiveness of the Security Documents.

                            (ii) a certificate of each Restricted Subsidiary of the Borrower (including all License Subs existing as of the Agreement Date) dated as of the Agreement Date, confirming the effectiveness of the Security Documents.

                           (iii)          duly executed Notes;

                            (iv) legal opinions of Wilmer, Cutler & Pickering, special corporate, local and securities counsel to the Borrower and its Subsidiaries; each addressed to each Bank and the Administrative Agent, and dated as of the Agreement Date;

                             (v)          all such other documents as the
           Administrative Agent or any Bank may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so requested.

                   (b) The Administrative Agent and the Banks shall have received evidence satisfactory to them that all Necessary Authorizations, including all necessary consents to the closing of this Agreement and the other Loan Documents, have been obtained or made, are in full force and effect and are not subject to any pending or, to the knowledge of the Borrower, threatened reversal or cancellation, and the Administrative Agent and the Banks shall have received a certificate of an Authorized Signatory so stating.

                   (c) The Borrower shall certify to the Administrative Agent and the Banks that each of the representations and warranties in Article 4 hereof and each other Loan Document are true and correct as of the Agreement Date and that no Default or Event of Default then exists or is continuing.

                   (d) There shall not exist as of the Agreement Date any action, suit, proceeding or investigation pending against, or, to the knowledge of the Borrower, threatened against or in any manner relating adversely to, the Borrower, any of its Subsidiaries, any of their respective properties, the ProNet Merger or the transactions contemplated hereby, which could be expected to have a Materially Adverse Effect.

                   (e) No event shall have occurred and no condition shall exist which, in the judgment of the Administrative Agent, has had or could be expected to have a materially adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries from that reflected in the audited annual financial statements for the fiscal year ending December 31, 1996 or the Form 10-Q for the fiscal quarter ending June 30,

1997 of the Borrower, each as delivered to the Administrative Agent and the Banks.

                     (f) The Managing Agents shall have received evidence reasonably satisfactory to them that at least $150,000,000 of Subordinated Debt has been issued under the 1997 Indenture and the net proceeds thereof have been applied to repay the Loans under the Prior Loan Agreement in accordance with the Consent Letter.

           Section 3.2 Conditions Precedent to Each Advance. The obligation of the Banks to make each Advance after the Agreement Date is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such Advance:

                     (a) All of the representations and warranties of the Borrower under this Agreement and the other Loan Documents (including, without limitation, all representations and warranties with respect to the Borrower's Subsidiaries), which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance, shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of such Advance, and after giving effect to any updates to information provided to the Banks in accordance with the terms of such representations and warranties, and no Default hereunder shall then exist or be caused thereby;

                     (b) With respect to Advances which, if funded, would increase the aggregate principal amount of the Loans outstanding hereunder, the Administrative Agent and the Banks shall have received a certificate of the Borrower stating that there is no default or event of default, and no event or condition exists which could give rise to any put right or other right of prepayment under, any of the agreements evidencing Indebtedness for Money Borrowed of the Borrower or any of its Subsidiaries, both before and after giving effect to the proposed Advance of the Loans hereunder.

                     (c) With respect to Advances which, if funded, would increase the aggregate principal amount of Loans outstanding hereunder, the Administrative Agent shall have received a duly executed Request for Advance and a Use of Proceeds Letter;

                     (d) Each of the Administrative Agent and the Banks shall have received all such other certificates, reports, statements, opinions of counsel (if such Advance is in connection with an Acquisition) or other documents as the Administrative Agent or any Bank may reasonably request;

                     (e) With respect to any Advance relating to any Acquisition or the formation of any Subsidiary which is permitted hereunder, the Administrative Agent and the Banks shall have received such documents and instruments relating to such Acquisition or formation of such new Subsidiary as are described in Section 5.13 hereof or otherwise required herein; and

                     (f) No event shall have occurred and no condition shall exist which, in the judgment of the Majority Banks, has had or may be expected to have a Materially Adverse Effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries.

           Section 3.3 Conditions Precedent to the Banks' Obligation to Fund an Additional $75,000,000 under Facility B Commitment. The effectiveness of the Banks' obligations to make the additional Loan under Facility B Commitment is subject to the fulfillment of each of the following conditions immediately prior thereto or contemporaneously therewith:

                     (a) No Default shall then exist or shall be caused by the making of the Additional Loan under the increased portion of the Facility B Commitment, and the Administrative Agent and the Banks shall have received a certificate of an Authorized Signatory so stating.

                     (b) The Managing Agents shall have received evidence satisfactory to them that the ProNet Merger has been consummated pursuant to terms and conditions satisfactory to the Managing Agents.

                     (c) The Managing Agents shall have received evidence satisfactory to them that all Necessary Authorizations in respect of the ProNet Merger have been obtained or made, are in full force and effect and are not subject to any pending or, to the knowledge of the Borrower, threatened reversal or cancellation, and the Managing Agents shall have received a certificate of an Authorized Signatory so stating.

                     (d) The Managing Agents shall have received opinions of FCC and special corporate counsel to the Borrower with respect to the ProNet Merger, which opinions shall be in form and substance satisfactory to the Managing Agents.

                     (e) The Managing Agents shall have received certification to the Agents and the Banks of the Borrower's compliance with Sections 7.8, 7.9, 7.10, 7.11 and 7.12 of this Agreement after giving effect to the ProNet Merger together with any calculations necessary to demonstrate such compliance.

                     (f) The Managing Agents shall have received certification to the Agents and the Banks that a Default does not exist and will not be caused by the ProNet Merger.

                     (g) The Managing Agents shall have received all documentation required under Section 5.13 of this Agreement with respect to the ProNet Merger.

                     (h) The Managing Agents shall have received copies of the ProNet Merger Agreement and all other documents related to the ProNet Merger, including, without limitation, lien search results from appropriate jurisdictions, all of which shall be certified by an Authorized Signatory to be true, complete and correct as of the date of the ProNet Merger, together with duly executed UCC-1 financing statements and other collateral documentation deemed reasonably necessary by the Managing Agents to reflect or perfect the Security Interest of the Administrative Agent (for itself and on behalf of the Banks) in such assets.

                     (i) The Managing Agents shall have received reliance letters regarding opinions of counsel to ProNet, in form and substance satisfactory to the Managing Agents and its special counsel.

                     (j) The Administrative Agent and the Banks shall have received all such other certificates, reports, statements, opinions of counsel or other documents as the Administrative Agent or any Bank may reasonably request, including, without limitation, Security Documents.


                                    ARTICLE 4

                         Representations and Warranties

           Section 4.1 Representations and Warranties. The Borrower hereby agrees, represents and warrants, upon the Agreement Date, and at all times thereafter as required pursuant to the terms hereof, in favor of the

Administrative Agent and each Bank that:

                     (a) Organization; Ownership; Power; Qualification. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Borrower has the corporate power and authority to own its properties and to carry on its business as now being and as proposed hereafter to be conducted. Each Subsidiary of the Borrower is a corporation or partnership duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation, as the case may be, and has the corporate or partnership power, as the case may be, and authority to own its properties and to carry on its business as now being and as proposed hereafter to be conducted. The Borrower and each of its Subsidiaries are duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization.

                     (b) Authorization; Enforceability. The Borrower has the corporate power and has taken all necessary corporate action to authorize it to borrow hereunder, to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Borrower and is, and each of the other Loan Documents to which the Borrower is party is, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower).

                     (c) Subsidiaries: Authorization; Enforceability. The Borrower's Subsidiaries and the Borrower's direct and indirect ownership thereof as of the Agreement Date are as set forth on Schedule 5 attached hereto, and to the extent such Subsidiaries are corporations, the Borrower has the unrestricted right to vote the issued and outstanding shares of the Subsidiaries shown thereon and such shares of such Subsidiaries have been duly authorized and issued and are fully paid and nonassessable. Each Subsidiary of the Borrower has the corporate or partnership power and has taken all necessary corporate or partnership action to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated by this Agreement and by such Loan Documents. Each of the Loan Documents to which any Subsidiary of the Borrower is party is a legal, valid and binding obligation of such Subsidiary enforceable against such Subsidiary in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications:
(i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of any such Subsidiary). Except as set forth on Schedule 5, attached hereto, the Borrower's ownership interest in each of its Subsidiaries represents a direct or indirect controlling interest of such Subsidiary for purposes of directing or causing the direction of the management and policies of each Subsidiary.

                     (d) Compliance with Other Loan Documents and Contemplated Transactions. The execution, delivery and performance, in accordance with their respective terms, by the Borrower of this Agreement and the Notes, and by the Borrower and its Subsidiaries of each of the other Loan Documents to which they are respectively party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent or approval, governmental or otherwise, not already obtained, (ii) violate any Applicable

Law respecting the Borrower or any Subsidiary of the Borrower, (iii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation or by-laws or partnership agreement, as the case may be, as amended, of the Borrower or of any Subsidiary of the Borrower, or under any indenture, agreement, or other instrument, including without limitation the Licenses, to which the Borrower or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any of its Subsidiaries, except for Permitted Liens.

                     (e) Business. The Borrower, together with its Subsidiaries, is engaged solely in the business of owning, constructing, managing, operating, and investing in paging service systems and communications businesses incidental or directly relating thereto.

                     (f) Licenses, etc. Except as set forth on Schedule 6 attached hereto, the Licenses have been duly issued are in full force and effect and, as of the Agreement Date, are held by License Subs as set forth on
Schedule 7 attached hereto. The Borrower and the Restricted Subsidiaries are in compliance in all material respects with all of the provisions thereof. The Borrower and the Restricted Subsidiaries have secured all Necessary Authorizations and all such Necessary Authorizations are in full force and effect. Neither any License nor any Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened revocation. The sole assets of each License Sub are Licenses used in the operation and construction of the paging business of the Borrower and the Restricted Subsidiaries and management agreements with the Borrower and such of the Restricted Subsidiaries as operate the portion of the paging system subject to the License held by it.

                     (g) Compliance with Law. The Borrower and its Subsidiaries are in compliance in all material respects with all Applicable Law.

                     (h) Title to Assets. The Borrower and the Restricted Subsidiaries have good, legal and marketable title to, or a valid leasehold interest in, all of the assets referred to in the audited annual financial statements of the Borrower and the Restricted Subsidiaries for the fiscal year ended December 31, 1996 delivered to the Banks prior to the Agreement Date (or such later date as a balance sheet is delivered pursuant to Article 6 hereof). None of the properties or assets of the Borrower or any of the Restricted Subsidiaries is subject to any Liens, except for Permitted Liens. Except for financing statements evidencing Permitted Liens, no financing statement under the Uniform Commercial Code as in effect in any jurisdiction and no other filing which names the Borrower or any of its Subsidiaries as debtor or which covers or purports to cover any of the assets of the Borrower or any of the Restricted Subsidiaries is currently effective and on file in any state or other jurisdiction, and neither the Borrower nor any of the Restricted Subsidiaries has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing.

                     (i) Litigation. There is no action, suit, proceeding or investigation pending against, or, to the best of the Borrower's knowledge, threatened against or in any other manner relating adversely to, the Borrower or any of its Subsidiaries or, any of their respective properties, including without limitation the Licenses, in any court or before any arbitrator of any kind or before or by any governmental body (including without limitation the FCC) except as set forth on Schedule 8 attached hereto (as such schedule may be updated with the consent of the Majority Banks from time to time). No such action, suit, proceeding or investigation (i) calls into question the validity of this Agreement or any other Loan Document, or (ii) individually or collectively involves the possibility of any judgment or liability not fully covered by insurance which, if determined adversely to the Borrower or any of its Subsidiaries, would have a Materially Adverse Effect.

                   (j) Taxes. All federal, state and other tax returns of the Borrower and each of its Subsidiaries required by law to be filed have been duly filed and all federal, state and other taxes, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by the Borrower or any of its Subsidiaries or imposed upon the Borrower or any of its Subsidiaries or any of their respective properties, income, profits or assets, which are due and payable, have been paid, except any such taxes (i) (x) the payment of which the Borrower or any of its Subsidiaries is diligently contesting in good faith by appropriate proceedings, (y) for which adequate reserves have been provided on the books of the Borrower or the Subsidiary of the Borrower involved, and (z) as to which no Lien other than a Permitted Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced, or (ii) which may result from audits not yet conducted. The charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries in respect of taxes are, in the judgment of the Borrower, adequate.

                   (k) Financial Statements. The Borrower has furnished or caused to be furnished to the Administrative Agent and the Banks the audited financial statements for the Borrower and its Subsidiaries on a consolidated basis for the fiscal year ended December 31, 1996, and unaudited financial statements for the fiscal quarter ended June 30, 1997, all of which, together with other financial statements furnished to the Banks subsequent to the Agreement Date have been prepared in accordance with GAAP and present fairly in all material respects the financial position of the Borrower and the Restricted Subsidiaries on a consolidated and consolidating basis, as the case may be, on and as at such dates and the results of operations for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end and audit adjustments). Neither the Borrower nor any of the Restricted Subsidiaries has any material liabilities, contingent or otherwise, other than as disclosed in the financial statements referred to in the preceding sentence or as set forth or referred to in this Agreement, and there are no material unrealized losses of the Borrower or any of the Restricted Subsidiaries and no material anticipated losses of the Borrower or any of the Restricted Subsidiaries other than those which have been previously disclosed in writing to the Administrative Agent and the Banks and identified as such.

                   (l) No Material Adverse Change. Since December 31, 1996, there has occurred no event which has had or which could reasonably be expected to have a Materially Adverse Effect.

                   (m) ERISA. The Borrower and each Subsidiary of the Borrower and each of their respective Plans are in compliance with ERISA and the Code and neither the Borrower nor any of its ERISA Affiliates, including its Subsidiaries, has incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. The Borrower, each of its Subsidiaries, and each other ERISA Affiliate have complied with all requirements of COBRA. Neither the Borrower nor any of its Subsidiaries has made any promises of retirement or other benefits to employees, except as set forth in the Plans, in written agreements with such employees, or in the Borrower's employee handbook and memoranda to employees. Neither the Borrower nor any of its ERISA Affiliates, including its Subsidiaries, has incurred any material liability to PBGC in connection with any such Plan. The assets of each such Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan, the payment of which PBGC would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (within the meaning of Section 4041 of ERISA) due under the Plan upon termination. No Reportable Event has occurred and is continuing with respect to any such Plan. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of the Borrower or any of its Subsidiaries, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust, to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or
Section 4975 of the Code. Neither the Borrower nor any of its ERISA Affiliates, including its Subsidiaries, is or has been obligated to make any payment to a Multiemployer Plan.

                     (n) Compliance with Regulations G, T, U and X. Neither the Borrower nor any of the Borrower's Subsidiaries is engaged principally in or has as one of its important activities the business of extending credit for the purpose of purchasing or carrying, and neither the Borrower nor any of the Borrower's Subsidiaries owns or presently intends to acquire, any "margin security" or "margin stock" as defined in Regulations G, T, U, and X (12 C.F.R. Parts 207, 220, 221 and 224) of the Board of Governors of the Federal Reserve System (herein called "margin stock") other than the A+ Shares. Except with respect to the A+ Shares, none of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulations G, T, U, and X. The Borrower has not taken, caused or authorized to be taken, and will not take any action which might cause this Agreement or the Notes to violate Regulation G, T, U, or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect. If so requested by the Administrative Agent, the Borrower will furnish the Administrative Agent with
(i) a statement or statements in conformity with the requirements of Federal Reserve Forms G-3 and/or U-1 referred to in Regulations G and U of said Board of Governors and (ii) other documents evidencing its compliance with the margin regulations, reasonably requested by the Administrative Agent. Neither the making of the Loans nor the use of proceeds thereof will violate, or be inconsistent with, the `rovisions of Regulation G, T, U, or X of said Board of Governors.

                     (o) Investment Company Act. Neither the Borrower nor any of its Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower and its Subsidiaries of this Agreement and the Loan Documents nor the issuance of the Notes violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such Act.

                     (p) Governmental Regulation. Neither the Borrower nor any of its Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the execution and delivery of this Agreement or any other Loan Document. Neither the Borrower nor any of its Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the performance, in accordance with their respective terms, of this Agreement or any other Loan Document.

                     (q) Absence of Default, Etc. The Borrower and its Subsidiaries are in compliance in all respects with all of the provisions of their respective partnership agreements, Certificates or Articles of Incorporation and By-Laws, as the case may be, and no event has occurred or failed to occur (including, without limitation, any matter which could create a Default hereunder by cross-default) which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, (i) a Default or (ii) a material default by the Borrower or any of its Subsidiaries, or an event or condition giving rise to any put right or other prepayment right of any holder of Indebtedness, under any indenture, agreement or other instrument relating to Indebtedness of the Borrower or any of its Subsidiaries (other than as set forth on Schedule 6 attached hereto), or a default under any License (which Default could reasonably be expected to result in an Event of Default under
Section 8.1(m) hereof), or a default under any judgment, decree or order to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or any of their respective properties may be bound or affected. Neither the Borrower nor any of its Subsidiaries is a party to or bound by any contract or agreement continuing after the Agreement Date, or bound by any Applicable Law, the performance of which or the compliance with which, as applicable, could have a Materially Adverse Effect or result in the loss of any License issued by the FCC.

                    (r) Accuracy and Completeness of Information. All information, reports, prospectuses and other papers and data relating to the Borrower or any of its Subsidiaries or, to the best of the Borrower's knowledge, A+ Network, Inc., a Tennessee corporation, or any of its Subsidiaries and furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or the Banks were, at the time furnished, true, complete and correct in all material respects to the extent necessary to give the Administrative Agent and the Banks true and accurate knowledge of the subject matter.

                   (s) Agreements with Affiliates. Except for agreements or arrangements with Affiliates wherein the Borrower or one or more of the Restricted Subsidiaries provides services to such Affiliates for fair consideration and which are set forth on Schedule 9 attached hereto, neither the Borrower nor any of the Restricted Subsidiaries has (i) any agreements or arrangements of any kind with any Affiliate or (ii) any management or consulting agreements of any kind with any Affiliate.

                   (t) Payment of Wages. The Borrower and each of the Restricted Subsidiaries are in compliance with the Fair Labor Standards Act, as amended, in all material respects, and such Persons have paid all minimum and overtime wages required by law to be paid to their respective employees.

                   (u) Priority. The Security Interest is a valid and perfected first priority security interest in the Collateral in favor of the Administrative Agent, for the benefit of itself and the Banks, securing, in accordance with the terms of the Security Documents, the Obligations, and the Collateral is subject to no Liens other than Permitted Liens. The Liens created by the Security Documents are enforceable as security for the Obligations in accordance with their terms with respect to the Collateral subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any of its Subsidiaries, as the case may be). The fair market value of all partnership interests owned by the Borrower or any of its Subsidiaries which do not constitute Collateral is less than $5,000,000 in the aggregate.

                   (v) Indebtedness for Money Borrowed. Except as described on Schedule 10 attached hereto, neither the Borrower nor any of its Subsidiaries has outstanding, as of the Agreement Date, and after giving effect to the initial Advances hereunder on the Agreement Date, any Indebtedness for Money Borrowed.

                   (w) Solvency. As of the Agreement Date and after giving effect to the transactions contemplated by the Loan Documents and, both before and after giving effect to the ProNet Merger, (i) the property of the Borrower, at a fair valuation, will exceed its debt; (ii) the capital of the Borrower will not be unreasonably small to conduct its business; (iii) the Borrower will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature; and (iv) the present fair salable value of the assets of the Borrower will be materially greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured. For purposes of this Section, "debt" means any liability on a claim, and "claim" means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

           Section 4.2         Survival of Representations and Warranties, etc.
All representations and warranties made under this Agreement and any other Loan Document shall be deemed to be made, and shall be true and correct, at and as of the Agreement Date and on the date of each Advance except to the extent previously fulfilled in accordance with the terms hereof and to the extent relating specifically to the Agreement Date. All representations and warranties made under this Agreement and the other Loan Documents shall survive, and not be waived by, the execution hereof by the Banks and the Administrative Agent, any investigation or inquiry by any Bank or the Administrative Agent, or the making of any Advance under this Agreement.


                                  ARTICLE 5

                                General Covenants

           So long as any of the Obligations is outstanding and unpaid or the Banks have an obligation to fund Advances hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Majority Banks, or such greater number of Banks as may be expressly provided herein, shall otherwise consent in writing:

           Section 5.1         Preservation of Existence and Similar Matters.
Except as permitted under Section 7.4(b) below and except with respect to Subsidiaries which are created solely for the purpose of effecting Acquisitions permitted hereby which are dissolved immediately following the subject Acquisitions, the Borrower will, and will cause each of the Restricted Subsidiaries to:

                        (i) preserve and maintain its existence, and its material rights, franchises, licenses and privileges in the state of its incorporation, including, without limiting the foregoing, the Licenses and all other Necessary Authorizations; and

                       (ii) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

           Section 5.2 Business; Compliance with Applicable Law. The Borrower will, and will cause each of its Subsidiaries to, (a) engage solely in the business of owning, constructing, managing, operating and investing in paging service systems and communications businesses incidental or directly relating thereto, and (b) comply in all material respects with the requirements of all Applicable Law.

           Section 5.3 Maintenance of Properties. The Borrower will, and will cause each of the Restricted Subsidiaries to, maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all properties used in their respective businesses (whether owned or held under lease), other than obsolete equipment or unused assets, and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

           Section 5.4 Accounting Methods and Financial Records. The Borrower will, and will cause each of the Restricted Subsidiaries on a consolidated and consolidating basis to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with GAAP and reflecting all transactions required to be reflected by GAAP, and keep accurate and complete records of their respective properties and assets. The Borrower and the Restricted Subsidiaries will maintain a fiscal year ending on December 31.

           Section 5.5 Insurance. The Borrower will, and will cause each of the Restricted Subsidiaries to:

                     (a) Maintain insurance including, but not limited to, business interruption coverage and public liability coverage insurance from responsible companies in such amounts and against such risks to the Borrower and each of the Restricted Subsidiaries as is prudent for similarly situated companies engaged in the paging and wireless communications industry.

                     (b) Keep their respective assets insured by insurers on terms and in a manner acceptable to the Administrative Agent against loss or damage by fire, theft, burglary, loss in transit, explosions and hazards insured against by extended coverage, in amounts which are prudent for the paging and wireless communications industry and satisfactory to the Administrative Agent, all premiums thereon to be paid by the Borrower and the Restricted Subsidiaries.

                     (c) Require that each insurance policy provide for at least thirty (30) days' prior written notice to the Administrative Agent of any termination of or proposed cancellation or nonrenewal of such policy, and name the Administrative Agent as additional named lender loss payee and, as appropriate, additional insured, to the extent of the Obligations.

           Section 5.6 Payment of Taxes and Claims. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge all taxes, including, without limitation, withholding taxes, assessments and governmental charges or levies required to be paid by them or imposed upon them or their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon any of their properties; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower will, and will cause each of its Subsidiaries to, timely file all information returns required by federal, state or local tax authorities.

           Section 5.7         Compliance with ERISA.

                     (a) The Borrower shall, and shall cause its Subsidiaries to, make all contributions to any Employee Pension Plan when such contributions are due and not incur any "accumulated funding deficiency" within the meaning of Section 412(a) of the Code, whether or not waived, and will otherwise comply in all material respects with the requirements of the Code and ERISA with respect to the operation of all Plans.

                     (b) The Borrower shall, and shall cause its Subsidiaries to, comply in all material respects with the requirements of COBRA with respect to any Plans subject to the requirements thereof.

                     (c) The Borrower shall furnish to the Administrative Agent and the Banks (i) within thirty (30) days after any officer of the Borrower obtains knowledge that a "prohibited transaction" (within the meaning of

Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan of the Borrower or its ERISA Affiliates, including its Subsidiaries, that any Reportable Event has occurred with respect to any Employee Pension Plan or that PBGC has instituted or will institute proceedings under Title IV of ERISA to terminate any Employee Pension Plan or to appoint a trustee to administer any Employee Pension Plan, a statement setting forth the details as to such prohibited transaction, Reportable Event or termination or appointment proceedings and the action which it (or any other Employee Pension Plan sponsor if other than the Borrower) proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to PBGC if a copy of such notice is available to the Borrower, any of its Subsidiaries or any of its ERISA Affiliates, (ii) promptly after receipt thereof, a copy of any notice the Borrower, any of its Subsidiaries or any of its ERISA Affiliates or the sponsor of any Plan receives from PBGC, or the Internal Revenue Service or the Department of Labor which sets forth or proposes any action or determination with respect to such Plan, (iii) promptly after the filing thereof, any annual report required to be filed pursuant to ERISA in connection with each Plan maintained by the Borrower or any of its ERISA Affiliates, including the Subsidiaries, and (iv) promptly upon the Administrative Agent's or any Bank's request therefor, such additional information concerning any such Plan as may be reasonably requested by the Administrative Agent or any Bank.

                     (d) The Borrower will promptly notify the Administrative Agent and the Banks of any excise taxes which have been assessed or which the Borrower, any of its Subsidiaries or any of its ERISA Affiliates has reason to believe may be assessed against the Borrower, any of its Subsidiaries or any of its ERISA Affiliates by the Internal Revenue Service or the Department of Labor with respect to any Plan of the Borrower or its ERISA Affiliates, including its Subsidiaries.

                     (e) Within the time required for notice to the PBGC under Section 302(f)(4)(A) of ERISA, the Borrower will notify the Administrative Agent and the Banks of any lien arising under Section 302(f) of ERISA in favor of any Plan of the Borrower or its ERISA Affiliates, including its Subsidiaries.

                     (f) The Borrower will not, and will not permit any of its Subsidiaries or any of its ERISA Affiliates to take any of the following actions or permit any of the following events to occur if such action or event together with all other such actions or events would subject the Borrower, any of its Subsidiaries, or any of its ERISA Affiliates to any tax, penalty, or other liabilities which could have a Materially Adverse Effect:

                             (i)          engage in any transaction in
           connection with which the Borrower, any of its Subsidiaries or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code;

                            (ii) terminate any Employee Pension Plan in a manner, or take any other action, which could result in any liability of the Borrower, any of its Subsidiaries or any ERISA Affiliate to the PBGC;

                           (iii) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Borrower, any of its Subsidiaries or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency within the meaning of Section 412(a) of the Code, whether or not waived, with respect to any Employee Pension Plan; or

                            (iv) permit the present value of all benefit liabilities under all Employee Pension Plans which are subject to Title IV of ERISA to exceed the present value of the assets of such Plans allocable to such benefit liabilities (within the meaning of Section 4041 of ERISA), except as may be permitted under actuarial funding standards adopted in accordance with Section 412 of the Code.

           Section 5.8 Visits and Inspections. The Borrower will, and will cause each of its Subsidiaries to, permit representatives of the Administrative Agent and any of the Banks, upon reasonable notice, to (i) visit and inspect the properties of the Borrower or any of its Subsidiaries during business hours, (ii) inspect and make extracts from and copies of their respective books and records, and (iii) discuss with their respective principal officers their respective businesses, assets, liabilities, financial positions, results of operations and business prospects. The Borrower and each of its Subsidiaries will also permit representatives of the Administrative Agent and any of the Banks to discuss with their respective accountants the Borrower's and the Borrower's Subsidiaries' businesses, assets, liabilities, financial positions, results of operations and business prospects.

           Section 5.9 Payment of Indebtedness; Loans. Subject to any provisions herein or in any other Loan Document, the Borrower will, and will cause each of the Restricted Subsidiaries to, pay any and all of their respective Indebtedness when and as it becomes due or to the extent of trade payables of such Persons otherwise in accordance with ordinary business practices customary for the wireless communications industry, other than amounts diligently disputed in good faith and for which adequate reserves have been set aside in accordance with GAAP.

           Section 5.10 Use of Proceeds. The Borrower will use the aggregate proceeds of all Advances under the Facility A Commitment directly or indirectly: (a) to fund Capital Expenditures of the Borrower and the Restricted Subsidiaries; (b) for working capital needs and other general corporate purposes of the Borrower and the Restricted Subsidiaries which do not otherwise conflict with this Section 5.10 (including, without limitation, the payment of fees and expenses incurred in connection with the execution and delivery of this Agreement and the other Loan Documents); and (c) subject to compliance with Section 5.13 hereof, to finance Acquisitions permitted pursuant to Section
7.6 hereof. The Borrower will use the aggregate proceeds of all Advances of the additional $75,000,000 under the Facility B Commitment to refinance Indebtedness for Money Borrowed of ProNet Inc. arising under the ProNet Credit Facility and other costs associated with the ProNet Merger.

No proceeds of Advances hereunder shall be used for the purchase or carrying or the extension of credit for the purpose of purchasing or carrying, any margin stock within the meaning of Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System.

           Section 5.11 Indemnity. The Borrower for itself and on behalf of each of the Restricted Subsidiaries jointly and severally agrees to indemnify and hold harmless each Bank, the Administrative Agent, the Managing Agents, the Documentation Agent, the Syndication Agent and each of their respective affiliates, employees, representatives, shareholders, officers, directors and counsel (any of the foregoing shall be an "Indemnitee") from and against any and all claims, liabilities, losses, damages, actions, attorneys' fees and expenses (as such fees and expenses are incurred) and demands by any party, including the costs of investigating and defending such claims, whether or not the Borrower, any Subsidiary or the Person seeking indemnification is the prevailing party (a) resulting from any breach or alleged breach by the Borrower or any Subsidiary of the Borrower of any representation or warranty made hereunder; or (b) otherwise arising out of (i) the Commitments or otherwise under this Agreement, any Loan Document or any transaction contemplated hereby or thereby, including, without limitation, the use of the proceeds of Loans hereunder in any fashion by the Borrower or the performance of their respective obligations under the Loan Documents by the Borrower or any of its Subsidiaries, (ii) allegations of any participation by the Banks, the Managing Agents, the Documentation Agent, the Syndication Agent and the Administrative Agent, or any of them, in the affairs of the Borrower or any of its Subsidiaries, or allegations that any of them has any joint liability with the Borrower or any of its Subsidiaries for any reason, (iii) any claims against the Banks, the Managing Agents, the Documentation Agent, the Syndication Agent and the Administrative Agent, or any of them, by any shareholder or other investor in or lender to the Borrower or any Subsidiary, by any brokers or finders or investment advisers or investment bankers retained by the Borrower or by any other third party, arising out of the Commitments or otherwise under this Agreement; or (c) in connection with taxes (not including federal or state income taxes or other taxes based solely upon the revenues of such Persons), fees, and other charges payable in connection with the Loans, or the execution, delivery, and enforcement of this Agreement, the Security Documents, the other Loan Documents, and any amendments thereto or waivers of any of the provisions thereof; unless the Person seeking indemnification hereunder is determined in such case to have acted with gross negligence or willful misconduct, in any case, by a final, non-appealable judicial order of a court of competent jurisdiction. The obligations of the Borrower and the Restricted Subsidiaries under this Section 5.11 are in addition to, and shall not otherwise limit, any liabilities which the Borrower might otherwise have in connection with any warranties or similar obligations of the Borrower or any of its Subsidiaries in any other Loan Document.

           Section 5.12 Interest Rate Hedging. The Borrower shall at all times maintain one or more Interest Rate Hedge Agreements with respect to the Borrower's interest obligations on an aggregate principal amount of not less than fifty percent (50%) of the principal amount of Total Debt outstanding from time to time. Such Interest Rate Hedge Agreements shall provide interest rate protection in conformity with ISDA standards and for a period of at least three (3) years from the date of such Interest Rate Hedge Agreements or, if earlier, until the Maturity Date on terms acceptable to the Managing Agents, such terms to include consideration of the creditworthiness of the other party to the proposed Interest Rate Hedge Agreement. Interest Rate Hedge Agreements required hereby may be in the form of (i) an "on-market" interest rate swap,
(ii) an interest rate cap having a cap not higher than two percent (2%) per annum above the prevailing interest rate for U.S. Treasury securities having a term approximately equal to the term of the interest rate cap in question, or
(iii) any other interest rate hedging product satisfactory to the Managing Agents. Indebtedness for Money Borrowed of the Borrower and the Restricted Subsidiaries which bears interest at a fixed rate shall be deemed to be subject to an Interest Rate Hedge Agreement for purposes of this Section. Subject to compliance with Section 7.1(d) hereof, the Borrower may also enter into interest rate floors corresponding to any interest rate caps it has entered into in accordance with this Agreement, so long as (i) the floors are lower in rate than the corresponding caps, (ii) such floors have terms no longer than the corresponding caps, and (iii) such floors conform to ISDA standards. All Obligations of the Borrower to the Administrative Agent or any of the Banks pursuant to any Interest Rate Hedge Agreement permitted hereunder and all Liens granted to secure such Obligations shall rank pari passu with all other Obligations and Liens securing such other Obligations; and any Interest Rate Hedge Agreement between the Borrower and any other Person shall be unsecured.

           Section 5.13 Covenants Regarding Formation of Subsidiaries and Acquisitions. At the time of (i) any Acquisition permitted hereunder or
(ii) the formation of any new Restricted Subsidiary of the Borrower or any of its Subsidiaries which is permitted under this Agreement, including, without limitation, the formation of any License Sub, the Borrower will, and will cause its Subsidiaries, as appropriate, to (a) provide to the Administrative Agent
(1) an executed Master Subsidiary Security Agreement for such new Restricted Subsidiary, in substantially the form of Exhibit J attached hereto, together with appropriate UCC-1 financing statements, (2) an executed Subsidiary Guaranty for such new Restricted Subsidiary, in substantially the form of Exhibit K attached hereto, and (3), to the extent applicable, a Trademark Security Agreement, substantially in the form of Exhibit F attached hereto, together with other appropriate documentation, all of which shall constitute both Security Documents and Loan Documents for purposes of this Agreement, as well as a loan certificate for such new Restricted Subsidiary, substantially in the form of Exhibit I attached hereto, together with appropriate attachments;
(b) pledge to the Administrative Agent all of the Capital Stock of such Subsidiary or Person which is acquired or formed, beneficially owned by the Borrower or any of the Borrower's Subsidiaries, as the case may be, as additional Collateral for the Obligations to be held by the Administrative Agent in accordance with the terms of the Borrower's Pledge Agreement, an existing Subsidiary

Pledge Agreement, or a new Subsidiary Pledge Agreement in substantially the form of Exhibit L attached hereto, and execute and deliver to the Administrative Agent all such other documentation for such pledge as, in the opinion of the Administrative Agent, is appropriate; and (c) provide revised financial projections for the remainder of the fiscal year and for each subsequent year until the Maturity Date which reflect such Acquisition or formation, certified by the chief financial officer of the Borrower, together with a statement by such Person that no Default exists or would be caused by such Acquisition or formation, and all other documentation, including one or more opinions of counsel, which are satisfactory to the Administrative Agent and which in its opinion is appropriate with respect to such Acquisition or the formation of such Subsidiary. Any document, agreement or instrument executed or issued pursuant to this Section 5.13 shall be a "Loan Document" for purposes of this Agreement.

           Section 5.14 Payment of Wages. The Borrower shall and shall cause each of the Restricted Subsidiaries to at all times comply, in all material respects, with the requirements of the Fair Labor Standards Act, as amended, including, without limitation, the provisions of such Act relating to the payment of minimum and overtime wages as the same may become due from time to time.

           Section 5.15 Further Assurances. The Borrower will promptly cure, or cause to be cured, defects in the creation and issuance of any of the Notes and the execution and delivery of the Loan Documents (including this Agreement), resulting from any acts or failure to act by the Borrower or any of the Borrower's Subsidiaries or any employee or officer thereof. The Borrower at its expense will promptly execute and deliver to the Administrative Agent and the Banks, or cause to be executed and delivered to the Administrative Agent and the Banks, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower in the Loan Documents, including this Agreement, or to correct any omissions in the Loan Documents, or more fully to state the obligations set out herein or in any of the Loan Documents, or to obtain any consents, all as may be necessary or appropriate in connection therewith and as may be reasonably requested.

           Section 5.16 License Subs. Promptly (and in any event within one hundred eighty (180) days) after the consummation of any Acquisition permitted hereunder, the Borrower shall cause each of the Licenses held by the Borrower or any of the Restricted Subsidiaries to be transferred to one or more License Subs, each of which License Subs shall have as its sole asset or assets the Licenses of the Borrower or any of the Restricted Subsidiaries and a management agreement with the Borrower and such of the Restricted Subsidiaries as operates the portion of the paging system of the Borrower and the Restricted Subsidiaries subject to such License or Licenses, such that from and after such applicable date neither the Borrower nor the Restricted Subsidiaries (other than License Subs) shall hold any Licenses other than through one or more duly created and existing License Subs. The Borrower shall not permit the License Subs to have any business activities, operations, assets, Indebtedness, Guaranties or Liens (other than pursuant to a Subsidiary Guaranty and Master Subsidiary Security Agreement issued in connection herewith). At the time of the transfer of the Licenses to the License Subs, the Borrower shall provide to the Administrative Agent copies of any required consents to such transfer from the FCC and any other governmental authority, together with a certificate of an Authorized Signatory stating that all Necessary Authorizations relating to such transfer have been obtained or made, are in full force and effect and are not subject to any pending or threatened reversal or cancellation.

                                    ARTICLE 6

                              Information Covenants

           So long as any of the Obligations is outstanding and unpaid or the Banks have an obligation to fund

Advances hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Banks shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to each Bank and the Administrative Agent, at their respective offices:

           Section 6.1         Quarterly Financial Statements and Information.
Within forty-five (45) days after the last day of each of the first three (3) fiscal quarters of the Borrower during any fiscal year, a copy of the Form 10-Q of the Borrower for such quarter, and, to the extent not contained therein, the balance sheets of the Borrower on a consolidated and consolidating basis with its Restricted Subsidiaries, and of the Unrestricted Subsidiaries on a stand-alone basis, as at the end of such quarter and as of the end of the preceding fiscal year, and the related statements of operations and the related statements of cash flows of the Borrower on a consolidated and consolidating basis with its Restricted Subsidiaries, and of the Unrestricted Subsidiaries on a stand-alone basis, for such quarter and for the elapsed portion of the year ended with the last day of such quarter, which shall set forth in comparative form such figures as at the end of and for such quarter and appropriate prior period, shall provide consolidated and consolidating figures with respect to any Acquisitions consummated during such period, and shall be certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP and to present fairly in all material respects the financial position of the Borrower on a consolidated and consolidating basis with its Restricted Subsidiaries, and of the Unrestricted Subsidiaries on a stand-alone basis, as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end and audit adjustments.

           Section 6.2         Annual Financial Statements and Information.
Within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the Form 10-K of the Borrower for such year, and, to the extent not contained therein, the audited consolidated and consolidating balance sheets of the Borrower and the its Restricted Subsidiaries, and of the Unrestricted Subsidiaries on a stand-alone basis, as of the end of such fiscal year and the related audited consolidated and consolidating statements of operations of the Borrower and the Restricted Subsidiaries, and of the Unrestricted Subsidiaries on a stand-alone basis, for such fiscal year and for the previous fiscal year, the related audited consolidated and consolidating statements of cash flow and stockholders' equity of the Borrower and the Restricted Subsidiaries, and of the Unrestricted Subsidiaries on a stand-alone basis, for such fiscal year and for the previous fiscal year, which shall be accompanied by an opinion of independent certified public accountants of recognized national standing acceptable to the Administrative Agent, together with a statement of such accountants that in connection with their audit, nothing came to their attention that caused them to believe that the Borrower was not in compliance with or was otherwise in Default under the terms, covenants, provisions or conditions of Articles 7 and 8 hereof insofar as they relate to accounting or financial matters.

           Section 6.3 Performance Certificates. At the time the financial statements are furnished pursuant to Sections 6.1 and 6.2, a certificate of the president or chief financial officer of the Borrower as to its financial performance:

                     (a) setting forth as and at the end of such quarterly period or fiscal year, as the case may be, the arithmetical calculations required to establish (i) any adjustment to the Applicable Margins, as provided for in Section 2.3(f), and (ii) whether or not the Borrower was in compliance with the requirements of Sections 7.8, 7.9, 7.10,
7.11 and 7.12; and

                     (b) stating that no Default has occurred as at the end of such quarterly period or year, as the case may be, or, if a Default has occurred, disclosing each such Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default.

           Section 6.4         Copies of Other Reports.

                     (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower by the Borrower's independent public accountants regarding the Borrower, including, without limitation, any management report prepared in connection with the annual audit referred to in
Section 6.2.

                     (b) Promptly upon receipt thereof, copies of any material adverse notice or report regarding any License from the FCC or any other governmental authority.

                     (c) From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial position, projections, results of operations or business prospects of the Borrower or any of its Subsidiaries or, to the extent available to the Borrower, ProNet Inc. or any of its Subsidiaries, as the Administrative Agent or any Bank may reasonably request.

                     (d) Annually, certificates of insurance indicating that the requirements of Section 5.5 hereof remain satisfied for such fiscal year, together with copies of any new or replacement insurance policies obtained during such year.

                     (e) Prior to January 31 of each year, an annual budget for the Borrower and the Restricted Subsidiaries, containing information and in a form substantially similar to that shown in the budget delivered to the Banks in connection with the execution of this Agreement.

                     (f) Promptly after the sending thereof, copies of all statements, reports and other information which the Borrower or any of its Subsidiaries sends to security holders of the Borrower generally or files with the Securities and Exchange Commission or any national securities exchange.

                     (g) Within thirty (30) days after the last day of each month prior to the delivery of financial statements of the Borrower and the Restricted Subsidiaries for the fiscal quarter ending September 30, 1996 as required pursuant to Section 6.2 hereof, the balance sheet of the Borrower on a consolidated basis with the Restricted Subsidiaries as at the end of such month, and the related statements of operations and cash flows of the Borrower on a consolidated basis with the Restricted Subsidiaries, certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP and to present fairly in all material respects the financial position of the Borrower and the Restricted Subsidiaries on a consolidated basis as at the end of such month and the results of operations for such month, subject only to normal year-end and audit adjustments.

           Section 6.5 Notice of Litigation and Other Matters. Notice specifying the nature and status of any of the following events, promptly, but in any event not later than fifteen (15) days after the occurrence of any of the following events becomes known to the Borrower:

                             (i) the commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against, or to the extent known to the Borrower, in any other way relating materially adversely to the Borrower or any Subsidiary of the Borrower or ProNet Inc. or any of its Subsidiaries, officers, directors or principal shareholders, or any of their respective properties, assets or businesses or any License;

                             (ii) any material adverse change with respect to the business, assets, liabilities, financial position, results of operations or business prospects of the Borrower or any Subsidiary of the Borrower or A+ Network, Inc. or any of its Subsidiaries, other than changes in the ordinary course of business which have not had and would not reasonably be expected to have a Materially Adverse Effect;

                           (iii) any material amendment or change to the financial projections or annual budget provided to the Banks by the Borrower;

                            (iv) any Default or the occurrence or non-occurrence of any event (A) which constitutes, or which with the passage of time or giving of notice or both would constitute a default by the Borrower or any Subsidiary of the Borrower, or an event or condition which gives rise to any put right or other prepayment right of any holder of Indebtedness, under any material agreement other than this Agreement and the other Loan Documents to which the Borrower or any Subsidiary of the Borrower is party or by which any of their respective properties may be bound, or (B) which could have a Materially Adverse Effect, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto;

                             (v) the occurrence of any Reportable Event or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of the Borrower or any of its Subsidiaries or the institution or threatened institution by PBGC of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the trustee of any such Plan with respect to such Plan or any action taken by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of the Borrower to withdraw or partially withdraw from any Plan or to terminate any Plan; and

                            (vi)          the occurrence of any event
           subsequent to the Agreement Date which, if such event had occurred prior to the Agreement Date, would have constituted an exception to the representation and warranty in Section 4.1(m) of this Agreement.


                                   ARTICLE 7

                               Negative Covenants

           So long as any of the Obligations is outstanding and unpaid or the Banks have an obligation to fund Advances hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Banks, or such greater number of Banks as may be expressly provided herein, shall otherwise give their prior consent in writing:

           Section 7.1 Indebtedness of the Borrower and its Subsidiaries. The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except:

                     (a) the Obligations (other than the Obligations described in Section 7.1(d) below);

                     (b) operating accounts payable, accrued expenses and customer advance payments incurred in the ordinary course of business;

                     (c)       Indebtedness secured by Permitted Liens;

                     (d) Obligations under Interest Hedge Agreements having a notional principal amount of not more than $125,000,000 in the aggregate;

                     (e) Indebtedness of the Borrower or any of the Restricted Subsidiaries to the Borrower or any other Restricted Subsidiary so long as the corresponding debt instruments are pledged to the Administrative Agent as security for the Obligations;

                     (f) Indebtedness for Money Borrowed of the Borrower which is pari passu with the Obligations in an aggregate principal amount not to exceed $100,000,000, provided that (i) such Indebtedness for Money Borrowed is issued under and governed by this Agreement pursuant to an amendment to this Agreement which is in form and substance satisfactory to the Majority Banks and
(ii) both before and after giving effect to the incurrence of such Indebtedness for Money Borrowed, the Borrower shall be in compliance with the terms of this Agreement, including, without limitation, Sections 7.8, 7.9, 7.10, 7.11 and
7.12 hereof;

                     (g) Unsecured Subordinated Debt of the Borrower issued pursuant to the 1995 Indenture, the A+ Indenture, the 1997 Indenture, following the ProNet Merger Date, unsecured Subordinated Debt of ProNet Inc. under the ProNet Indenture and other unsecured Subordinated Debt (including, without limitation, seller notes issued in conjunction with Acquisitions permitted under Section 7.6 hereof), provided that (i) such Subordinated Debt is subordinated to the prior payment and performance of the Obligations on terms satisfactory to the Majority Banks, (ii) under the terms of such Subordinated Debt there shall be no payment or prepayment of principal in respect thereof prior to the first anniversary of the Maturity Date, and (iii) both before and after giving effect to the incurrence of such Subordinated Debt, the Borrower shall be in compliance with the terms of this Agreement, including, without limitation, Sections 7.8, 7.9, 7.10, 7.11 and 7.12 hereof, and the Borrower shall have delivered to the Banks pro forma projections satisfactory to the Majority Banks demonstrating such compliance through the Maturity Date; and

                     (h) Other unsecured Indebtedness, including, without limitation, Indebtedness under Capitalized Lease Obligations which does not exceed $10,000,000 in the aggregate at any one time outstanding.

           Section 7.2 Limitation on Liens. The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens.

           Section 7.3         Amendment and Waiver.  Except as set forth on
Schedule 11 attached hereto, the Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, enter into any amendment of, or agree to or accept or consent to any waiver of any of the provisions of (a) its articles or certificate of incorporation or partnership agreement or by-laws, as appropriate (other than immaterial amendments relating to corporate governance which could not reasonably be expected to have an adverse effect on the Administrative Agent or any Bank or any of their rights or claims under any of the Loan Documents), (b) the documents relating to the ProNet Merger, or (c) any documents relating to Subordinated Debt.

           Section 7.4         Liquidation, Merger, or Disposition of Assets.

                     (a) Disposition of Assets. The Borrower shall not, and shall not permit any Restricted

Subsidiary to, make any Asset Disposition in one or more transactions involving Net Available Proceeds of $10,000,000 or more, individually or in the aggregate with all other Asset Dispositions, during each fiscal year of the Borrower, without the prior written consent of the Majority Banks. Further, the Borrower shall not make, and shall not permit any Restricted Subsidiary to make, any Asset Disposition in one or more transactions, unless: (i) the Borrower (or such Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the fair market value of the assets sold or disposed of as determined by the Board of Directors of the Borrower; (ii) at least 80% of the consideration for such Asset Disposition consists of cash or Cash Equivalents or the assumption of Indebtedness for Money Borrowed of the Borrower to the extent that the Borrower is released from all liability on such Indebtedness for Money Borrowed; and (iii) all Net Available Proceeds of such Asset Disposition, less any amounts invested within 180 days of such Asset Disposition in assets related to the business of the Borrower (or invested within one year of such Asset Disposition in assets related to the business of the Borrower, pursuant to an agreement to make such investment entered into within 180 days of such Asset Disposition), are applied within such 180- (or 360-) day period to repay Loans then outstanding.

                     If, within 180 days after an Asset Disposition, the Borrower or a Restricted Subsidiary enters into a contract providing for the investment of Net Available Proceeds in assets relating to the business of the Borrower and such contract is terminated without fault on the part of the Borrower or such Subsidiary prior to the making of such investment, the Borrower or such Subsidiary, as the case may be, shall within 90 days after the termination of such agreement, or within 180 days after such Asset Disposition, whichever is later, invest or otherwise apply the funds that were to be invested pursuant to such agreement in accordance with the preceding paragraph, and any funds so invested or applied shall for all purposes hereof be deemed to have been so invested or applied within the 180- (or 360-) day period provided for in such paragraph.

                     (b) Liquidation or Merger. The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, at any time liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, or enter into any merger, other than (i) a merger or consolidation among the Borrower and one or more of its Restricted Subsidiaries, provided the Borrower is the surviving corporation, or (ii) a merger between or among two or more Restricted Subsidiaries of the Borrower, or
(iii) in connection with an Acquisition permitted hereunder effected by a merger in which the Borrower is the surviving corporation or, in a merger in which the Borrower is not a party, where the surviving corporation is a Restricted Subsidiary.

           Section 7.5 Limitation on Guaranties. The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, at any time Guaranty, assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than (a) a guaranty by endorsement of negotiable instruments for collection in the ordinary course of business, or (b) obligations under agreements of the Borrower or any of the Restricted Subsidiaries entered into in connection with leases of real property or the acquisition of services, supplies and equipment in the ordinary course of business of the Borrower or any of Restricted Subsidiaries, (c) Guaranties of Indebtedness incurred as permitted pursuant to Section 7.1 hereof, or (d) as may be contained in any Loan Document including, without limitation, the Subsidiary Guaranty.

           Section 7.6 Investments and Acquisitions. The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, make any loan or advance, or otherwise acquire for consideration evidences of Indebtedness, Capital Stock or other securities of any Person or other assets or property (other than assets or property in the ordinary course of business), or make any Acquisition, except that so long as no Default then exists or would be caused thereby:

                      (a) The Borrower and the Restricted Subsidiaries may, directly or through a brokerage account (i) purchase marketable, direct obligations of the United States of America, its agencies and instrumentalities maturing within three hundred sixty-five (365) days of the date of purchase, (ii) purchase commercial paper issued by corporations, each of which shall have a combined net worth of at least $100 million and each of which conducts a substantial part of its business in the United States of America, maturing within two hundred seventy
(270) days from the date of the original issue thereof, and rated "P-2" or better by Moody's Investors Service, Inc., or any successor, or "A-2" or better by Standard and Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor, and (iii) purchase repurchase agreements, bankers' acceptances, and certificates of deposit maturing within three hundred sixty-five (365) days of the date of purchase which are issued by, or time deposits maintained with, a United States national or state bank the deposits of which are insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation and having capital, surplus and undivided profits totaling more than $100 million and rated "A" or better by Moody's Investors Service, Inc., or any successor, or Standard and Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor;

                     (b) Subject to compliance with Section 5.13 hereof, the Borrower may own Capital Stock of any License Sub as permitted by Section
5.16 hereof;

                     (c)       Provided that the Borrower complies with Section
5.13 hereof in connection therewith, and provides to the Administrative Agent and the Banks financial projections and calculations, in form and substance satisfactory to the Managing Agents, specifically demonstrating the Borrower's compliance with Sections 7.8, 7.9, 7.10, 7.11 and 7.12 hereto and its ability to meet its repayment obligations hereunder through the Maturity Date, after giving effect thereto, the Borrower may make the following Acquisitions:

                               (i)        the ProNet Merger;

                               (ii)       Acquisitions of paging companies for
an aggregate Net Purchase Price not to exceed $50,000,000 during the term of this Agreement;

                               (iii)      additional Acquisitions of paging
companies so long as the Total Leverage Ratio, after giving effect to the proposed Acquisition, is less than 5.00 to 1; and

                               (iv)       other Acquisitions with the prior
written consent of the Majority Banks.

                     (d) The Borrower may make investments in wireless communications ventures in an aggregate amount not to exceed, during the term of this Agreement, the sum of (i) $25,000,000 plus (ii) sixty percent (60%) of the amount of all proceeds (net of reasonable and customary transaction costs) from the issuance by the Borrower of additional equity on or after the Agreement Date in excess of $25,000,000; provided that (a) all ownership interests of the Borrower or any of its Subsidiaries in such ventures, of whatever nature, are pledged to the Administrative Agent as Collateral for the Obligations pursuant to documentation satisfactory to the Majority Banks, and
(b) all recourse to the Borrower or any of its Subsidiaries with respect to any such venture shall be limited to the amount of the investment made therein by the Borrower in accordance herewith.

           Section 7.7 Restricted Payments and Purchases. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly declare or make any Restricted Payment or Restricted Purchase, except that so long as no Default hereunder then exists or would be caused thereby, the Borrower may make (a) scheduled payments of accrued interest in respect of Subordinated Debt incurred in accordance with Section 7.1 hereof, and (b) dividend payments in respect of any preferred stock or convertible preferred securities of the Borrower in an aggregate amount not to exceed $10,000,000 in any calendar year.

           Section 7.8 Senior Leverage Ratio. (a) As of the end of any calendar quarter, (b) at the time of any Advance hereunder (after giving effect to such Advance), (c) upon the incurrence by the Borrower of any Subordinated Debt (after giving effect thereto), (d) at the time of any Asset Disposition by the Borrower or any Restricted Subsidiary, and (e) at the time of any acquisition or investment by the Borrower or any Restricted Subsidiary, the Borrower shall not permit the Senior Leverage Ratio to exceed the ratios set forth below during the periods indicated:

                     Period                                     Ratio
                     ------                                     -----

                     Agreement Date through
                       December 31, 1997                        4.00:1

                     January 1, 1998 through
                       December 31, 1998                        3.50:1

                     January 1, 1999 through
                       December 31, 1999                        3.25:1

                     January 1, 2000 and thereafter             3.00:1

           Section 7.9 Total Leverage Ratio. (a) As of the end of any calendar quarter, (b) at the time of any Advance hereunder (after giving effect to such Advance), (c) upon the incurrence by the Borrower of any Subordinated Debt (after giving effect thereto), (d) at the time of any proposed Asset Disposition by the Borrower or any Restricted Subsidiary, and (e) at the time of any acquisition or investment by the Borrower or any Restricted Subsidiary, the Borrower shall not permit the Total Leverage Ratio to exceed the ratios set forth below during the periods indicated:

                     Period                                     Ratio
                     ------                                     -----

                     January 1, 1997 through
                       December 31, 1998                        6.00:1

                     January 1, 1999 through
                       December 31, 1999                        5.75:1

                     January 1, 2000 through
                       December 31, 2000                        5.25:1

                     January 1, 2001 through
                       December 31, 2001                        4.50:1

                     January 1, 2002 and thereafter             4.00:1


           Section 7.10 Annualized Operating Cash Flow to Pro Forma Debt Service Ratio. (a) As of the end of any calendar quarter, (b) at the time of any Advance hereunder (after giving effect to such Advance), (c) upon the incurrence by the Borrower of any Subordinated Debt (after giving effect thereto), (d) at the time of any Asset Disposition by the Borrower or any Restricted Subsidiary, and (e) at the time of any acquisition or investment by the Borrower or any Restricted Subsidiary, the Borrower shall not permit the ratio of (i) Annualized Operating Cash Flow (for the calendar quarter end being tested in the case of Section 7.10(a) hereof, or for the most recently completed fiscal quarter end for which financial statements are required to have been delivered pursuant to Section
6.1 or 6.2 hereof, as the case may be, in the case of Sections 7.10(b), (c),
(d) and (e) hereof) to (ii) Pro Forma Debt Service to be less than 1.25:1.

           Section 7.11 Total Sources to Total Uses Ratio. The Borrower shall not permit the ratio of (a) Total Sources to (b) Total Uses as of any date to be less than or equal to 1.05 to 1.

           Section 7.12 Operating Cash Flow to Net Cash Interest Expense Ratio. (a) As of the end of any calendar quarter, (b) at the time of any Advance, (c) upon the incurrence by the Borrower of any Subordinated Debt, (d) at the time of any proposed Asset Disposition by the Borrower or any Restricted Subsidiary, and (e) at the time of any acquisition or investment by the Borrower or any Restricted Subsidiary, the Borrower shall not permit the ratio of (i) Operating Cash Flow for the most recently completed fiscal quarter (calculated as of the end of the fiscal quarter being tested in the case of Section 7.12(a) hereof, or as of the end of the most recently completed fiscal quarter for which financial statements are required to have been delivered pursuant to Section 6.1 or 6.2 hereof, as the case may be, in the case of Sections 7.12(b), (c), (d) and (e) hereof) to (ii) Net Cash Interest Expense for such fiscal quarter to be less than or equal to the ratios set forth below for the periods indicated:

                               Period                           Ratio
                               ------                           -----

                     April 1, 1997 through
                       December 31, 1999                        1.75:1

                     January 1, 2000 through
                       December 31, 2000                        2.00:1

                     January 1, 2001
                       and thereafter                           2.25:1


           Section 7.13        Affiliate Transactions.  Except as set forth on
Schedule 9 attached hereto, the Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, at any time engage in any transaction with an Affiliate, or make an assignment or other transfer of any of its properties or assets to any Affiliate (other than to the Borrower or a Restricted Subsidiary), on terms less advantageous to the Borrower or such Subsidiary than would be the case if such transaction had been effected with a non-Affiliate.

           Section 7.14 Real Estate. Except as set forth on Schedule 12 attached hereto, neither the Borrower nor any of the Restricted Subsidiaries shall purchase any real estate or enter into any sale/leaseback transaction. Notwithstanding the foregoing, the Borrower may purchase the Office Building Assets pursuant to the Office Building Acquisition Agreement provided that (a) at all times prior to contribution of the Office Building Assets to the Office Building Partnership (i) the Borrower grants a negative pledge on the Office Building Assets to the Administrative Agent and delivers to the Administrative Agent all other documentation, including, without limitation, opinions of counsel, an appraisal and a Phase I environmental audit which in the reasonable opinion of the Managing Agents is appropriate with respect to such grant, including any documentation requested by the Banks (collectively, the "Office Building Documents") and (ii) not less than five (5) days prior to the Office Building Acquisition Date, the Borrower shall have provided the Managing Agents with copies of the Office Building Acquisition Agreement, the Office Building Documents and all other documents related to the transfer of the Office Building Assets to the Borrower, including, without limitation, lien search results from appropriate jurisdictions with respect to the Office Building Assets, all of which shall be certified by an Authorized Signatory to be true, complete and correct, and all of which shall be in form and substance satisfactory to the Managing Agents; (b) prior to or simultaneously with the contribution of the Office Building Assets to the Office Building Partnership, (i) the Borrower shall have provided the Managing Agents with all documentation required by Section 5.13 hereof and (ii) the Borrower shall have provided the Managing Agents with replacement Office Building Documents pursuant to which the Office Building Partnership grants a negative pledge on the Office Building Assets to the Administrative Agent all of which replacement Office Building Documents shall be form and substance saisfactory to the Managing Agents and (c) the Borrower shall promptly cause the contribution of the Office Building Assets to the Office Building Partnership.

           Section 7.15 ERISA Liabilities. The Borrower shall not, and shall cause each of its ERISA Affiliates not to, (i) permit the assets of any of their respective Plans to be less than the amount necessary to provide all accrued benefits under such Plans, or (ii) enter into any Multiemployer Plan.

           Section 7.16 Unrestricted Subsidiaries. The Borrower may form or otherwise acquire Unrestricted Subsidiaries with the prior written consent of the Majority Banks. The Borrower shall not permit any Unrestricted Subsidiary to: (a) create, assume, incur or otherwise become or remain obligated in respect of or permit to be outstanding any Indebtedness, other than Indebtedness which is non-recourse to the Borrower and the Restricted Subsidiaries; (b) create, assume, incur or permit to exist or to be created, any Lien on any of its properties or assets, whether now owned or hereafter acquired, other than Liens securing Indebtedness which is non-recourse to the Borrower and the Restricted Subsidiaries; (c) Guaranty, assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than Guaranties which are non-recourse to the Borrower and the Restricted Subsidiaries; or (d) own any assets or conduct any business or other activities without the prior written consent of the Majority Banks.
In addition, the Borrower shall not and shall not permit any of its Subsidiaries to: (x) pledge or permit the pledge of the Capital Stock or other ownership interests of any Unrestricted Subsidiary to any Person (other than to the Administrative Agent as additional Collateral for the Obligations); (y) make any loan or advance to, or Guaranty any obligations of, any Unrestricted Subsidiary or otherwise acquire for consideration evidences of Indebtedness, Capital Stock or other securities of any Unrestricted Subsidiary, other than investments permitted under Section 7.6 hereof and other than intercompany loans and advances among the Unrestricted Subsidiaries; or (z) transfer any assets to any Unrestricted Subsidiary. The Borrower shall not permit the net worth of any Unrestricted Subsidiary, after giving effect to all contingent liabilities and as otherwise determined in accordance with GAAP, to be less than zero at any time.

           Section 7.17 No Limitation on Upstream Dividends by Subsidiaries. The Borrower shall not permit any Restricted Subsidiary to enter into or agree, or otherwise become subject, to any agreement, contract or other arrangement with any Person pursuant to the terms of which (a) such Restricted Subsidiary is or would be prohibited from or limited in declaring or paying any cash dividends or distributions on any class of its Capital Stock or any other ownership interests owned directly or indirectly by the Borrower or from making any other distribution on account of any class of any such Capital Stock or ownership interests (herein referred to as "Upstream Dividends") or (b) the declaration or payment of Upstream Dividends by a Restricted Subsidiary to the Borrower or to another Restricted Subsidiary, on an annual or cumulative or other basis, is or would be otherwise limited or restricted.


                                   ARTICLE 8

                                    Default

           Section 8.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

                     (a) Any representation or warranty made under this Agreement or any other Loan Document shall prove incorrect or misleading in any material respect when made or deemed to be made pursuant to Section 4.2 hereof; or

                     (b)       The Borrower shall default in the payment of:
(i) any interest under any of the Notes or fees or other amounts payable to the Banks and the Administrative Agent under any of the Loan Documents, or any of them, when due and such default is not cured within three (3) Business Days after the occurrence thereof; or (ii) any principal under any of the Notes when due; or

                     (c) The Borrower shall default in the performance or observance of any agreement or covenant contained in Sections 5.2(a), 5.10, 5.13, or 5.16 or in Articles 6 or 7 hereof; or

                     (d) The Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such default shall not be cured within a period of thirty (30) days from the occurrence of such default; or

                     (e) There shall occur any default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in Section 8.1 of this Agreement) by the Borrower, any of its Subsidiaries, or any other obligor thereunder, which shall not be cured within a period of thirty (30) days from the occurrence of such default; or

                     (f) There shall be entered and remain unstayed a decree or order for relief in respect of the Borrower or any of the Borrower's Subsidiaries under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or any of the Borrower's Subsidiaries, or of any substantial part of their respective properties; or ordering the winding-up or liquidation of the affairs of the Borrower, or any of the Borrower's Subsidiaries; or an involuntary petition shall be filed against the Borrower or any of the Borrower's Subsidiaries and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of sixty (60) consecutive days; or

                     (g) The Borrower or any of the Borrower's Subsidiaries shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or the Borrower or any of the Borrower's

Subsidiaries shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any of the Borrower's Subsidiaries or of any substantial part of their respective properties, or the Borrower or any of the Borrower's Subsidiaries shall fail generally to pay their respective debts as they become due or shall be adjudicated insolvent; the Borrower shall suspend or discontinue its business; the Borrower or any of the Borrower's Subsidiaries shall have concealed or removed any of its property with the intent to hinder or defraud its creditors or shall have made a fraudulent or preferential transfer under any applicable fraudulent conveyance or bankruptcy law, or the Borrower or any of the Borrower's Subsidiaries shall take any action in furtherance of any such action; or

                     (h) A judgment not covered by insurance shall be entered by any court against the Borrower or any of the Borrower's Subsidiaries for the payment of money which exceeds singly or in the aggregate with other such judgments, $500,000, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any of the Borrower's Subsidiaries which, together with all other such property of the Borrower or any of the Borrower's Subsidiaries subject to other such process, exceeds in value $500,000 in the aggregate, and if, within thirty (30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal or removed to bond, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged or removed to bond; or

                     (i) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by the Borrower or any of its Subsidiaries or any ERISA Affiliate, or to which the Borrower or any of its Subsidiaries or any ERISA Affiliate has any liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or PBGC shall institute proceedings to terminate any such Plan; or the Borrower or any of its Subsidiaries or any ERISA Affiliate shall incur any liability to PBGC in connection with the termination of any such Plan; or any Plan or trust created under any Plan of the Borrower or any of its Subsidiaries or any ERISA Affiliate shall engage in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or
Section 4975 of the Code; or

                     (j)       Any event not referred to elsewhere in this
Section 8.1 shall occur which has a Materially Adverse Effect; or

                     (k) There shall occur (i) any default under (A) the 1995 Indenture, (B) following the ProNet Merger, the ProNet Indenture, (C) the 1997 Indenture or (D) any other document, instrument or agreement relating to any Indebtedness of the Borrower or any of the Borrower's Subsidiaries having an aggregate principal amount exceeding $5,000,000; or (ii) any event which directly or indirectly causes the Borrower or any of its Subsidiaries to be required to offer to prepay any Indebtedness or which directly or indirectly gives any holder of any Indebtedness of the Borrower or any of its Subsidiaries the right to require the Borrower or any of its Subsidiaries to prepay any such Indebtedness under the 1995 Indenture, the ProNet Indenture, the 1997 Indenture or any other document, instrument or agreement relating to any Indebtedness of the Borrower or any of the Borrower's Subsidiaries having an aggregate principal amount exceeding $5,000,000; or (iii) any default under any Interest Rate Hedge Agreement having a notional principal amount of $1,000,000 or more; or

                     (l) The FCC shall deliver to the Borrower or any of its Subsidiaries an order to show cause why an order of revocation should not be issued based upon any alleged attribution of "alien ownership" (within the meaning of 47 U.S.C. Section 310(b) and any interpretation of the FCC thereunder) to the Borrower or any of its Subsidiaries and (i) the Borrower shall fail to respond thereto in accordance with such order and Applicable Law within thirty (30) days after such delivery (or such shorter period specified by such order or Applicable Law), or (ii) such order shall not have been rescinded within one hundred eighty (180) days after such delivery; or

                     (m) One or more Licenses shall be terminated or revoked or substantially adversely modified such that the Borrower and the Restricted Subsidiaries are no longer able to operate the related paging system or portions thereof and retain the revenue received therefrom, if any, or any such License shall fail to be renewed at the stated expiration thereof such that the Borrower and the Restricted Subsidiaries are no longer able to operate the related paging system or portions thereof and retain the revenue received therefrom, if any, and, in either case, there shall be any loss of revenue or forecast revenue of the Borrower or any of the Restricted Subsidiaries as a direct or indirect result thereof; or

                     (n) Any Loan Document or any material provision thereof, shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by the Borrower or any of the Borrower's Subsidiaries or any shareholder, or by any governmental authority having jurisdiction over the Borrower or any of the Borrower's Subsidiaries or any shareholder, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower or any of the Borrower's Subsidiaries shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document; or

                     (o) Any Security Document shall for any reason, fail or cease (except by reason of lapse of time) to create a valid and perfected and first-priority Lien on or Security Interest in any portion of the Collateral purported to be covered thereby, subject only to Permitted Liens; or

                     (p) Any Change in Control Event shall occur or exist; or

                     (q) All or substantially all of the Capital Stock of the Borrower shall be held by a holding company or parent company; or

                     (r) There shall occur any default by the Borrower or any Restricted Subsidiary under or a cancellation of, without replacement, any Transponder Lease Agreement which default is not cured within any applicable cure period.

           Section 8.2         Remedies.

                     (a) If an Event of Default specified in Section 8.1 (other than an Event of Default under Section 8.1(f) or Section 8.1(g)) shall have occurred and shall be continuing, the Administrative Agent, at the request of the Majority Banks subject to Section 9.8(a) hereof, shall (i) terminate the Commitments, and/or (ii) declare the principal of and interest on the Loans and the Notes and all other amounts owed to the Banks and the Administrative Agent under this Agreement, the Notes and any other Loan Documents to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement, the Notes or any other Loan Document to the contrary notwithstanding, and the Commitments shall thereupon forthwith terminate.

                     (b) Upon the occurrence and continuance of an Event of Default specified in Section 8.1(f) or Section 8.1(g), all principal, interest and other amounts due hereunder and under the Notes, and all other

Obligations, shall thereupon and concurrently therewith become due and payable and the Commitments shall forthwith terminate and the principal amount of the Loans outstanding hereunder shall bear interest at the Default Rate, all without any action by the Administrative Agent or the Banks, or the Majority Banks, or any of them, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the other Loan Documents to the contrary notwithstanding.

                     (c) Upon acceleration of the Notes, as provided in subsection (a) or (b) of this Section 8.2, above, the Administrative Agent and the Banks shall have all of the post-default rights granted to them, or any of them, as applicable, under the Loan Documents and under Applicable Law.

                     (d) Following acceleration of the Notes as provided in subsection (a) or (b) of this Section 8.2, provided the Majority Banks elect to initiate (or direct the Administrative Agent to initiate) either (i) a civil proceeding for the appointment of a receiver with respect to the Borrower's assets or (ii) an involuntary bankruptcy (or similar) petition against the Borrower, the Majority Banks shall have the right, but not the obligation, to direct the Administrative Agent, to the extent permitted under Applicable Law, to take possession of and to operate the paging systems of the Borrower and the Restricted Subsidiaries during the "Pre-receivership Period," as defined below, in accordance with the terms of the Licenses and pursuant to the terms and subject to any limitations contained in the Security Documents and, within guidelines established by the Majority Banks prior to such action, to make any and all payments and expenditures necessary or desirable in connection therewith, including, without limitation, payment of wages as required under the Fair Labor Standards Act, as amended, and any necessary withholding taxes to state or federal authorities. In the event the guidelines referred to in the preceding sentence do not contemplate payments or expenditures that subsequently arise in the ordinary course after the Administrative Agent has begun to operate the systems, the Administrative Agent may, after giving three
(3) Business Days' notice to the Banks of its intention to do so, make such payments and expenditures as it deems reasonable and advisable in its sole discretion to maintain the normal day-to-day operation of such systems. All payments and expenditures incurred in connection with this provision in excess of receipts shall constitute costs and expenses of performance and/or collection reimbursable by the Borrower pursuant to Section 11.2 hereof, which until paid by the Borrower shall be reimbursed to the Administrative Agent by the Banks pursuant to Section 9.11 hereof. No exercise by the Administrative Agent and the Majority Banks of the rights granted to any of them under this
Section 8.2(d) shall constitute a waiver of any other rights and remedies granted to the Administrative Agent and the Banks, or any of them, under this Agreement or any other Loan Document or at law. The Borrower hereby irrevocably appoints the Administrative Agent, as collateral agent for the Banks, the true and lawful attorney of the Borrower, in its name and stead and on its behalf, to execute, receipt for or otherwise act in connection with any and all contracts, instruments or other documents in connection with the completion and operating of such systems in the exercise of the Administrative Agent and Banks' rights under this Section 8.2(d). Such power of attorney is coupled with an interest and is irrevocable. The rights of the Administrative Agent and the Banks under this Section 8.2(d) shall be subject to the prior compliance with the Communications Act and the FCC rules and policies promulgated thereunder to the extent applicable to the exercise of such rights. If the Administrative Agent (or the Banks) take possession of the systems pursuant to this Section 8.2(d) prior to initiation of the actions described in the first sentence of this Section, the Administrative Agent shall initiate such action within the time period established by the Majority Banks prior to such action. The "Pre-receivership Period" referred to in the first sentence of this Section 8.2(d) shall mean the time period beginning on the date of the first possession of the systems by the Administrative Agent (or the Banks) and ending upon the earlier of (i) the taking of possession of the systems by a receiver appointed by a court of competent jurisdiction or (ii) the taking of possession of the systems by a trustee or by the Borrower as debtor-in-possession following the entry of an order for relief in a case of the Borrower pending under the United States Bankruptcy Code.

                     (e) Upon acceleration of the Notes, as provided in subsection (a) or (b) of this Section 8.2, the Administrative Agent, upon request of the Majority Banks, shall have the right to the appointment of a receiver for the properties and assets of the Borrower and the Restricted Subsidiaries, and the Borrower, for itself and on behalf of the Restricted Subsidiaries, hereby consents to such rights and such appointment and hereby waives any objection the Borrower or any Subsidiary may have thereto or the right to have a bond or other security posted by the Administrative Agent on behalf of the Banks, in connection therewith. The rights of the Administrative Agent under this Section 8.2(e) shall be subject to its prior compliance with the Communications Act and the FCC rules and policies promulgated thereunder to the extent applicable to the exercise of such rights.

                     (f) The rights and remedies of the Administrative Agent and the Banks hereunder shall be cumulative, and not exclusive.

           Section 8.3 Payments Subsequent to Declaration of Event of Default. Subsequent to the acceleration of the Loans under Section 8.2 hereof, payments and prepayments under this Agreement made to any of the Administrative Agent and the Banks or otherwise received by any of such Persons (from realization on Collateral for the Obligations or otherwise) shall be paid over to the Administrative Agent (if necessary) and distributed by the Administrative Agent as follows: first, to the Administrative Agent's reasonable costs and expenses, if any, incurred in connection with the collection of such payment or prepayment, including, without limitation, any reasonable costs incurred by it in connection with the sale or disposition of any Collateral for the Obligations and all amounts under Section 11.2(b) and
(c); second, to the Banks and the Administrative Agent for any fees hereunder or under any of the other Loan Documents then due and payable; third, to the Banks pro rata on the basis of their respective unpaid principal amounts (except as provided in Section 2.2(e)), to the payment of any unpaid interest which may have accrued on the Obligations; fourth, to the Banks pro rata until all Loans have been paid in full (and, for purposes of this clause, obligations under Interest Rate Hedge Agreements with the Banks or any of them shall be paid on a pro rata basis with the Loans); fifth, to the Banks pro rata on the basis of their respective unpaid amounts, to the payment of any other unpaid Obligations; and sixth, to the Borrower or as otherwise required by law.


                                   ARTICLE 9

                            The Administrative Agent

           Section 9.1 Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its portion of the Loans and in its Notes irrevocably to appoint and authorize, the Administrative Agent to take such actions as its agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are delegated by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent nor any of its directors, officers, employees, agents or counsel, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court of competent jurisdiction.

           Section 9.2 Interest Holders. The Administrative Agent may treat each Bank, or the Person designated in the last notice filed with the Administrative Agent, as the holder of all of the interests of such Bank in its portion of the Loans and in its Notes until written notice of transfer, signed by such Bank (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

           Section 9.3 Consultation with Counsel. The Administrative Agent may consult with Powell, Goldstein, Frazer & Murphy, Atlanta, Georgia, special counsel to the Administrative Agent, or with other legal counsel selected by it and shall not be liable for any action taken or suffered by it in good faith in consultation with such counsel and in reasonable reliance on such consultations.

           Section 9.4 Documents. The Administrative Agent shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any Note, any other Loan Document, or any instrument, document or communication furnished pursuant hereto or in connection herewith, and the Administrative Agent shall be entitled to assume that they are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

           Section 9.5 Administrative Agent and Affiliates. With respect to the Commitments and the Loans, the Bank which is an affiliate of the Administrative Agent shall have the same rights and powers hereunder as any other Bank and the Administrative Agent and affiliates of the Administrative Agent may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, any of its Subsidiaries or any Affiliates of, or Persons doing business with, the Borrower, as if they were not affiliated with the Administrative Agent and without any obligation to account therefor.

           Section 9.6 Responsibility of the Administrative Agent. The duties and obligations of the Administrative Agent under this Agreement are only those expressly set forth in this Agreement. The Administrative Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge, or has been notified in writing by the Borrower, of such fact, or has been notified by a Bank in writing that such Bank considers that a Default or an Event of Default has occurred and is continuing, and such Bank shall specify in detail the nature thereof in writing. The Administrative Agent shall not be liable hereunder for any action taken or omitted to be taken except for its own gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court of competent jurisdiction. The Administrative Agent shall provide each Bank with copies of such documents received from the Borrower as such Bank may reasonably request.

           Section 9.7 Security Documents. The Administrative Agent is hereby authorized to act on behalf of the Banks, in its own capacity and through other agents and sub-agents appointed by it, under the Security Documents, provided that the Administrative Agent shall not agree to the release of any Collateral, or any property encumbered by any mortgage, pledge or security interest, except in compliance with Section 11.12 hereof.

           Section 9.8         Action by the Administrative Agent.

                     (a) The Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless the Administrative Agent shall have been instructed by the Majority Banks to exercise or refrain from exercising such rights or to take or refrain from taking such action; provided that the Administrative Agent shall not exercise any rights under Section 8.2(a) of this Agreement without the request of the Majority Banks (or, where expressly required, all the Banks) unless time is of the essence. The Administrative Agent shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court of competent jurisdiction.

                     (b) The Administrative Agent shall not be liable to the Banks or to any Bank or the Borrower or any of the Borrower's Subsidiaries in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Majority Banks (or, where expressly required, all the Banks), and any action taken or failure to act pursuant to such instructions shall be binding on all Banks. The Administrative Agent shall not be obligated to take any action which is contrary to law or which would in the Administrative Agent's reasonable opinion subject the Administrative Agent to liability.

           Section 9.9 Notice of Default or Event of Default. In the event that the Administrative Agent or any Bank shall acquire actual knowledge, or shall have been notified, of any Default or Event of Default, the Administrative Agent or such Bank shall promptly notify the Banks and the Administrative Agent, as applicable (provided failure to give such notice shall not result in any liability on the part of such Bank or the Administrative Agent), and the Administrative Agent shall take such action and assert such rights under this Agreement and the other Loan Documents as the Majority Banks shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Majority Banks shall fail to request the Administrative Agent to take action or to assert rights under this Agreement or any other Loan Documents in respect of any Default or Event of Default within ten (10) days after their receipt of the notice of any Default or Event of Default from the Administrative Agent or any Bank, or shall request inconsistent action with respect to such Default or Event of Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 8 hereof) as it deems in its discretion to be advisable for the protection of the Banks, except that, if the Majority Banks have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions.

           Section 9.10 Responsibility Disclaimed. The Administrative Agent shall not be under any liability or responsibility whatsoever as Administrative Agent:

                     (a) To the Borrower or any other Person as a consequence of any failure or delay in performance by or any breach by, any Bank or Banks of any of its or their obligations under this Agreement;

                     (b) To any Bank or Banks, as a consequence of any failure or delay in performance by, or any breach by, (i) the Borrower of any of its obligations under this Agreement or the Notes or any other Loan Document, or (ii) any Subsidiary of the Borrower or any other obligor under any other Loan Document;

                     (c) To any Bank or Banks, for any statements, representations or warranties in this Agreement, or any other document contemplated by this Agreement or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Notes, any other Loan Document, or any other document contemplated by this Agreement; or

                     (d) To any Person for any act or omission other than that arising from gross negligence or willful misconduct of the Administrative Agent as determined by a final, non-appealable judicial order of a court of competent jurisdiction.

           Section 9.11 Indemnification. The Banks agree to indemnify the Administrative Agent, the Managing Agents, the Syndication Agent and the Documentation Agent (to the extent not reimbursed by the Borrower) pro rata according to their respective Commitment Ratios, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including fees and expenses of experts, agents, consultants and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, the Managing Agents, the Syndication Agent and the Documentation Agent in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any other Loan Document or any action taken or omitted by the Administrative Agent, the Managing Agents, the Syndication Agent and the Documentation Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement, except that no Bank shall be liable to the Administrative Agent, the Managing Agents, the Syndication Agent and the Documentation Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of such Person as determined by a final, non-appealable judicial order of a court of competent jurisdiction.

           Section 9.12 Credit Decision. Each Bank represents and warrants to each other and to the Administrative Agent that:

                     (a) In making its decision to enter into this Agreement and to make its portion of the Loans it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower and that it has made an independent credit judgment, and that it has not relied upon the Administrative Agent or information provided by the Administrative Agent (other than information provided to the Administrative Agent by the Borrower and forwarded by the Administrative Agent to the Banks); and

                     (b) So long as any portion of the Loans remains outstanding or such Bank has an obligation to make its portion of Advances hereunder, it will continue to make its own independent evaluation of the Collateral and of the financial condition and affairs of the Borrower.

           Section 9.13 Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time for cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent, which appointment shall, prior to a Default, be subject to the consent of the Borrower, acting reasonably. If no successor Administrative Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gave notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent which shall be any Bank or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000. Such appointment shall, prior to a Default, be subject to the consent of the Borrower, acting reasonably. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

           Section 9.14 Delegation of Duties. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents or attorneys selected by it using reasonable care, and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

           Section 9.15 Co-Agents. The Co-Agents shall have no duties or obligations under this Agreement or the other Loan Documents in their capacities as Co-Agents.

                                   ARTICLE 10

                             Change in Circumstances
                          Affecting Eurodollar Advances

           Section 10.1 Eurodollar Basis Determination Inadequate or Unfair. If with respect to any proposed Eurodollar Advance for any Interest Period, the Administrative Agent determines after consultation with the Banks that deposits in dollars (in the applicable amount) are not being offered to each of the Banks in the relevant market for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligations of any affected Bank to make its portion of such type of Eurodollar Advances shall be suspended.

           Section 10.2 Illegality. If after the date hereof, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement Date), or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Bank to make, maintain or fund its portion of Eurodollar Advances, such Bank shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower. Before giving any notice to the Administrative Agent pursuant to this Section 10.2, such Bank shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Bank, be otherwise materially disadvantageous to such Bank. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of such Bank's portion of each affected Eurodollar Advance, together with accrued interest thereon, on either (a) the last day of the then current Interest Period applicable to such affected Eurodollar Advances if such Bank may lawfully continue to maintain and fund its portion of such Eurodollar Advance to such day or (b) immediately if such Bank may not lawfully continue to fund and maintain its portion of such affected Eurodollar Advances to such day. Concurrently with repaying such portion of each affected Eurodollar Advance, the Borrower may borrow a Base Rate Advance from such Bank, and such Bank shall make such Advance, if so requested, in an amount such that the outstanding principal amount of the affected Note held by such Bank shall equal the outstanding principal amount of such Note or Notes immediately prior to such repayment.

           Section 10.3        Increased Costs.

                     (a) If after the date hereof, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement Date), or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Bank with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                               (1) shall subject any Bank to any tax, duty or other charge with respect to its obligation to make its portion of Eurodollar Advances, or its portion of existing Advances, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its portion of Eurodollar Advances or in respect of any other amounts due under this Agreement, in respect of its portion of

           Eurodollar Advances or its obligation to make its portion of Eurodollar Advances (except for changes in the rate or method of calculation of tax on the overall net income of such Bank); or

                               (2)        shall impose, modify or deem
           applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Eurodollar Reserve Percentage), special deposit, capital adequacy, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by, any Bank or shall impose on any Bank or the London interbank borrowing market any other condition affecting its obligation to make its portion of such Eurodollar Advances or its portion of existing Advances;

and the result of any of the foregoing is to increase the cost to such Bank of making or maintaining any of its portion of Eurodollar Advances, or to reduce the amount of any sum received or receivable by such Bank under this Agreement or under its Note with respect thereto, then, on the earlier of a date within ten (10) days after demand by such Bank or the Maturity Date, the Borrower agrees to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased costs. Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 10.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Bank made in good faith, be otherwise disadvantageous to such Bank.

                     (b)       Any Bank claiming compensation under this
Section 10.3 shall provide the Borrower with a written certificate setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor in reasonable detail. Such certificate shall be presumptively correct absent manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. If any Bank demands compensation under this Section 10.3, the Borrower may at any time, upon at least five (5) Business Days' prior notice to such Bank, prepay in full such Bank's portion of the then outstanding Eurodollar Advances, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.10 hereof. Concurrently with prepaying such portion of Eurodollar Advances the Borrower may borrow a Base Rate Advance, or a Eurodollar Advance not so affected, from such Bank, and such Bank shall, if so requested, make such Advance in an amount such that the outstanding principal amount of the affected Note or Notes held by such Bank shall equal the outstanding principal amount of such Note or Notes immediately prior to such prepayment.

           Section 10.4 Effect On Other Advances. If notice has been given pursuant to Section 10.1, 10.2 or 10.3 suspending the obligation of any Bank to make its portion of any type of Eurodollar Advance, or requiring such Bank's portion of Eurodollar Advances to be repaid or prepaid, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all amounts which would otherwise be made by such Bank as its portion of Eurodollar Advances shall, unless otherwise notified by the Borrower, be made instead as Base Rate Advances.


                                   ARTICLE 11

                                 Miscellaneous

           Section 11.1        Notices.

                     (a) Except as otherwise expressly provided herein, all notices and other communications under this Agreement and the other Loan Documents (unless otherwise specifically stated therein) shall be in writing and shall be deemed to have been given three (3) Business Days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one (1) Business Day after being entrusted to a reputable commercial overnight delivery service for next day delivery, or when sent on a Business Day prior to 5:00 p.m. (New York time) by telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section 11.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                   (i)         If to the Borrower, to it at:

                               Metrocall, Inc.
                               6677 Richmond Highway
                               Alexandria, Virginia  22306
                               Attn:  Vincent D. Kelly
                               Telecopy No.:  (703) 768-3958

                               with a copy to:

                               Wilmer, Cutler & Pickering
                               2445 M Street, N.W.
                               Washington, D.C.  20037-1420
                               Attn:  George P. Stamas, Esq. and
                                            Thomas W. White, Esq.

                     (ii)      If to the Administrative Agent, to it at:

                               Toronto Dominion (Texas), Inc.
                               909 Fannin, Suite 1700
                               Houston, Texas  77010
                               Attn:  Sophia Sgarbi
                               Telecopy No.:  (713) 951-9921

                               with a copy to:

                               Powell, Goldstein, Frazer & Murphy
                               Sixteenth Floor
                               191 Peachtree Street, N.E.
                               Atlanta, Georgia  30303
                               Attn:  Cindy A. Brazell, Esq.


                   (iii) If to the Banks, to them at the addresses set forth beside their names on the signature pages hereof.

Copies shall be provided to persons other than parties hereto only in the case of notices under Article 8 hereof and the failure to provide such copies shall not affect the validity of the notice given to the primary recipient.

                     (b) Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving ten (10) days' prior written notice of such change to the other parties.

           Section 11.2 Expenses. The Borrower will promptly pay, or reimburse:

                     (a) all out-of-pocket expenses of the Administrative Agent, the Managing Agents, the Syndication Agent and the Documentation Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, and the transactions contemplated hereunder and thereunder and the making of the initial Advance hereunder (whether or not such Advance is made), including, but not limited to, the fees and disbursements of Powell, Goldstein, Frazer & Murphy, special counsel for the Administrative Agent;

                     (b) all out-of-pocket expenses of the Administrative Agent, the Managing Agents, the Syndication Agent and the Documentation Agent in connection with the restructuring and "work out" of the transactions contemplated in this Agreement or the other Loan Documents, and the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Administrative Agent and the Banks, or any of them, relating to this Agreement or the other Loan Documents, including, but not limited to, the fees and disbursements of any experts, agents or consultants and of special counsel for the Administrative Agent; and

                     (c) all out-of-pocket costs and expenses of obtaining performance under this Agreement or the other Loan Documents and all out-of-pocket costs and expenses of collection if an Event of Default occurs in the payment of the Notes, which in each case shall include fees and out-of-pocket expenses of counsel for the Administrative Agent, the Managing Agents, the Syndication Agent and the Documentation Agent and the Banks.

           Section 11.3 Waivers. The rights and remedies of the Administrative Agent and the Banks under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent, the Majority Banks, or the Banks, or any of them, in exercising any right, shall operate as a waiver of such right. The Administrative Agent and the Banks expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any future funding of a Request for Advance. In the event the Banks decide to fund a Request for Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Banks shall not be deemed to constitute an undertaking by the Banks to fund any further Request for Advance or preclude the Banks or the Administrative Agent from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Administrative Agent, the Banks, or the Majority Banks, or any of them, shall not constitute a modification of this Agreement or any other Loan Document, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing at variance with the terms of this Agreement or any other Loan Document such as to require further notice of their intent to require strict adherence to the terms of this Agreement or any other Loan Document in the future.

           Section 11.4 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent and each of the Banks are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by any Bank or the Administrative Agent, to or for the credit or the account of the Borrower or any of its Subsidiaries, against and on account of the obligations and liabilities of the Borrower to the Banks and the Administrative Agent, including, but not limited to, all Obligations and any other claims of any nature or description arising out of or connected with this Agreement, the Notes or any other Loan Document, irrespective of whether (a) any Bank or the Administrative Agent shall have made any demand hereunder or (b) any Bank or the Administrative Agent shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Section 8.2 and although such obligations and liabilities or any of them shall be contingent or unmatured. Upon direction by the Administrative Agent with the consent of the Banks, each Bank holding deposits of the Borrower or any of its Subsidiaries shall exercise its set-off rights as so directed.

           Section 11.5        Assignment.

                     (a) The Borrower may not assign or transfer any of its rights or obligations hereunder, under the Notes or under any other Loan Document without the prior written consent of each Bank.

                     (b) Each Bank may sell assignments or participations of one hundred percent (100%) of its interests hereunder to (A) one or more affiliates of such Bank, or (B) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank without limitation.

                     (c) Each of the Banks may at any time enter into assignment agreements or participations with one or more other banks or other Persons pursuant to which such Bank may assign or participate its interests under this Agreement and the other Loan Documents, including its interest in any particular Advance or portion thereof, provided, that all assignments and participations (other than assignments to another Bank, which may be made without limitation, whether as to dollar amount or otherwise, so long as, if such assignment takes place after the occurrence of an Event of Default such assignment is made with the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, and other assignments and participations described in
Section 11.5(b) which may be made without any limitation whatsoever) shall be in minimum principal amounts of $5,000,000, and shall be subject to the following additional terms and conditions:

                             (i) No assignment shall be sold without the prior consent of the Administrative Agent and, prior to the occurrence of an Event of Default, the consent of the Borrower, which consents shall not be unreasonably withheld;

                            (ii) Any Person purchasing a participation or an assignment of any portion of the Loans from any Bank shall be required to represent and warrant that its purchase shall not constitute a "prohibited transaction" (as defined in Section 4.1(m) hereof);

                           (iii) Assignments permitted hereunder (including the assignment of any Advance or portion thereof) may be made with all voting rights, and shall be made pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit M attached hereto;

                            (iv) An administrative fee of $2,500 shall be payable to the Administrative Agent by the assigning Bank at the time of any assignment hereunder;

                             (v)          [RESERVED];

                            (vi) No participation agreement shall confer any rights under this Agreement or any other Loan Document to any purchaser thereof, or relieve any issuing Bank from any of its obligations under this Agreement, and all actions hereunder shall be conducted as if no such participation had been granted; provided, however, that any participation agreement may confer on the participant the right to approve or disapprove decreases in the interest rate, increases in the principal amount of the Loans participated in by such participant, decreases in fees, extensions of the Maturity Date or other principal payment date for the Loans or of a scheduled reduction of either Commitment or releases of Collateral or any Subsidiary Guaranty;

                           (vii) Each Bank agrees to provide the Administrative Agent and the Borrower with prompt written notice of any issuance of participations in or assignments of its interests hereunder;

                          (viii) No assignment, participation or other transfer of any rights hereunder or under the Notes shall be effected that would result in any interest requiring registration under the Securities Act of 1933, as amended, or qualification under any state securities law;

                            (ix) No such assignment may be made to any bank or other financial institution (x) with respect to which a receiver or conservator (including, without limitation, the Federal Deposit Insurance Corporation, the Resolution Trust Company or the Office of Thrift Supervision) has been appointed or (y) that is not "adequately capitalized" (as such term is defined in Section 131(b)(1)(B) of the Federal Deposit Insurance Corporation Improvement Act as in effect on the Agreement Date); and

                             (x) If applicable, each Bank shall, and shall cause each of its assignees to, provide to the Administrative Agent on or prior to the effective date of any assignment an appropriate Internal Revenue Service form as required by Applicable Law supporting such Bank's or assignee's position that no withholding by the Borrower or the Administrative Agent for U.S. income tax payable by such Bank or assignee in respect of amounts received by it hereunder is required. For purposes of this Agreement, an appropriate Internal Revenue Service form shall mean Form 1001 (Ownership Exemption or Reduced Rate Certificate of the U.S. Department of Treasury), or Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States), or any successor or related forms adopted by the relevant U.S. taxing authorities.

                     (d) Except as specifically set forth in Section 11.5(c) hereof, nothing in this Agreement or the Notes, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or the Notes.

                     (e) In the case of any participation, all amounts payable by the Borrower under the Loan Documents shall be calculated and made in the manner and to the parties hereto as if no such participation had been sold.

                     (f) The provisions of this Section 11.5 shall not apply to any purchase of participations among the Banks pursuant to Section
2.11 hereof.

           Section 11.6 Accounting Principles. All references in this Agreement to GAAP shall be to such principles as in effect from time to time. All accounting terms used herein without definition shall be used as defined under GAAP. All references to the financial statements of the Borrower and to its Net Income, Operating Cash Flow, Senior Debt, Total Debt, Interest Expense, Pro Forma Debt Service, and other such terms shall be deemed to refer to such items of the Borrower and the Restricted Subsidiaries, on a fully consolidated basis.

           Section 11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

           Section 11.8 Governing Law. This Agreement and the Notes shall be construed in accordance with and governed by the internal laws of the State of New York applicable to agreements made and to be performed in New York. If any action or proceeding shall be brought by the Administrative Agent or any Bank hereunder or under any other Loan Document in order to enforce any right or remedy under this Agreement or under any Note or any other Loan Document, the Borrower hereby consents and will, and the Borrower will cause each Subsidiary to, submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. The Borrower, for itself and on behalf of its Subsidiaries, hereby agrees that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrower at the address given in Section 11.1 hereof and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Borrower agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Applicable Law.

           Section 11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

           Section 11.10       Interest.

                     (a) In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by the Administrative Agent or any Bank, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Administrative Agent or such Bank, in writing, that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Administrative Agent and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

                     (b) Notwithstanding the use by the Banks of the Base Rate and the Eurodollar Rate as reference rates for the determination of interest on the Loans, the Banks shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates related to such reference rates.

           Section 11.11 Table of Contents and Headings. The Table of Contents and the headings of the various subdivisions used in this Agreement are for convenience only and shall not in any way modify or amend any of the terms or provisions hereof, nor be used in connection with the interpretation of any provision hereof.

           Section 11.12 Amendment and Waiver. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Majority Banks and the Administrative Agent and, in the case of an amendment, by the Borrower, except that in the event of (a) any increase in the amount of any Commitment,
(b) any delay or extension in the terms of repayment of the Loans or any mandatory reductions in either Commitment provided in Sections 2.5 or 2.7 hereof, (c) any reduction in principal, interest or fees due hereunder or postponement of the payment thereof without a corresponding payment by the Borrower, (d) any release of any portion of the Collateral for the Loans, except in connection with a merger, sale or other disposition otherwise permitted hereunder (in which case such release shall require no further approval by the Banks), (e) any waiver of any Default due to the failure by the Borrower to pay any sum due to any of the Banks hereunder, (f) any release of any Guaranty of all or any portion of the Obligations, except in connection with a merger, sale or other disposition otherwise permitted hereunder (in which case, such release shall require no further approval by the Banks), or
(g) any amendment of this Section 11.12, of the definition of Majority Banks, or of any Section herein to the extent that such Section requires action by all Banks, any amendment or waiver or consent may be made only by an instrument in writing signed by each of the Banks and the Administrative Agent and, in the case of an amendment, by the Borrower. Any amendment to any provision hereunder governing the rights, obligations, or liabilities of the Administrative Agent may be made only by an instrument in writing signed by the Administrative Agent and by each of the Banks.

           Section 11.13 Entire Agreement. Except as otherwise expressly provided herein, this Agreement and the other documents described or contemplated herein will embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

           Section 11.14 Other Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of the Administrative Agent and each Bank to enter into or maintain business relationships with the Borrower or any of its Affiliates beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

           Section 11.15 Directly or Indirectly. If any provision in this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

           Section 11.16 Reliance on and Survival of Various Provisions. All covenants, agreements, statements, representations and warranties made herein or in any certificate delivered pursuant hereto (i) shall be deemed to have been relied upon by the Administrative Agent and each of the Banks notwithstanding any investigation heretofore or hereafter made by any of them, and (ii) shall survive the execution and delivery of the Notes and shall continue in full force and effect so long as any Note is outstanding and unpaid. Any right to indemnification hereunder, including, without limitation, rights pursuant to Sections 2.10, 2.12, 5.11, 10.3 and 11.2 hereof, shall survive the termination of this Agreement and the payment and performance of all Obligations.

           Section 11.17 Senior Debt. The Obligations are secured by the Security Documents and are intended by the parties hereto to be senior in right of payment to all other Indebtedness of the Borrower.

           Section 11.18 Obligations Several. The obligations of the Administrative Agent and each of the Banks hereunder are several, not joint.


                                   ARTICLE 12

                              Waiver of Jury Trial

           Section 12.1 Waiver of Jury Trial. THE BORROWER, FOR ITSELF AND ON BEHALF OF THE SUBSIDIARIES, AND EACH OF THE ADMINISTRATIVE AGENT AND THE BANKS, HEREBY AGREE TO WAIVE AND HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE BORROWER, ANY OF THE BORROWER'S SUBSIDIARIES, ANY OF THE BANKS, THE ADMINISTRATIVE AGENT, OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, ANY OF THE NOTES OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS SECTION 12.1. EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NEITHER ANY REPRESENTATIVE, AGENT OR ATTORNEY OF THE ADMINISTRATIVE AGENT OR ANY BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT OR ANY BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCLOSED BY AND TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed by their duly authorized officers, all as of the day and year first above written.


                                                    METROCALL, INC., a Delaware corporation


                                                     By:      (s) Steven D. Jacoby

                                                              Name:     Steven D. Jacoby

                                                              Title:    Chief Operating Officer


[CORPORATE SEAL]                                               Attest:             (s) Vincent D. Kelly
                                                                        Name:      Vincent D. Kelly

                                                                        Title:     Chief Financial Officer




                                              TORONTO DOMINION (TEXAS), INC., as Administrative Agent


                                              By:(s)  Sophia D. Sgarbi

                                                        Name:     Sophia D. Sgarbi

                                                        Title:    Vice President


                                              Address:            909 Fannin, Suite 1700
                                                                  Houston, TX  77010


                                             THE TORONTO-DOMINION BANK, as Documentation Agent, a
                                             Managing Agent, and a Bank


                                             By:(s)  Sophia D. Sgarbi

                                                       Name:     Sophia D. Sgarbi

                                                       Title:    Mgr. Syndications & Credit Admin


                                             Address:            31 West 52nd Street
                                                                 New York, NY  10019-6101


                                                    BANKBOSTON, N.A., as Syndication Agent, a Managing Agent, and
                                                    a Bank

                                                    By:       (s) Julie V. Jalelian
                                                              Name:     Julie V. Jalelian

                                                              Title:    Vice President


                                                    Address:            100 Federal Street
                                                                        Boston, MA  02110


                                           FIRST UNION NATIONAL BANK (formerly known as FIRST
                                           UNION NATIONAL BANK OF NORTH CAROLINA), as a Bank

                                           By:       (s) Jim Redmen
                                                     Name: Jim Redmen

                                                     Title:    Senior Vice President


                                           Address:            301 South College Street
                                                               Charlotte, NC  28288-0735


                                                    FLEET NATIONAL BANK, as a Bank

                                                    By:       (s) Alexander G. Ivanov
                                                              Name:     Alexander G. Ivanov

                                                              Title:    Vice President


                                                    Address:            Media & Communications Group
                                                                        Mail Code MA OF D03D
                                                                        One Federal Street, 3rd Floor
                                                                        Boston, MA  02110


                                                    ROYAL BANK OF CANADA, as a Bank

                                                    By:       (s) Andy Cozewith
                                                              Name:     Andy Cozewith

                                                              Title:    Manager


                                                    Address:            Financial Square, 24th Floor
                                                                        Telecommunications Group
                                                                        New York, NY  10005-3531


                                                    PNC BANK, NATIONAL ASSOCIATION, as a Bank

                                                    By:       (s) Thomas A. Coates
                                                              Name:     Thomas A. Coates

                                                              Title:    Vice President


                                                    Address:            1600 Market Street, 21st Floor
                                                                        Philadelphia, PA  19102


                                                    NATIONSBANK OF TEXAS, N.A.

                                                    By:       (s) Jennifer F. Zydney
                                                              Name:     Jennifer F. Zydney

                                                              Title:    Vice President



                                                    Address:            901 Main Street, 64th Floor
                                                                        Dallas, TX  75202


                                                    RIGGS BANK N.A., as a Bank

                                                    By:       (s) Ana G. Tejblum
                                                              Name:     Ana G. Tejblum

                                                              Title:    Vice President


                                                    Address:            808 17th Street, N.W.
                                                                        Washington, DC  20074-0650


                                                    SUNTRUST BANK, CENTRAL FLORIDA, N.A., as a Bank

                                                    By:       (s) Janet P. Sammons
                                                              Name:     Janet P. Sammons

                                                              Title:    Vice President


                                                    Address:            200 S. Orange Avenue
                                                                        Orlando, FL  32801


                                     VAN KAMPEN AMERICAN CAPITAL PRIME RATE I
                                     INCOME TRUST, as a Bank

                                     By:       (s) Jeffrey W. Maillet
                                               Name:     Jeffrey W. Maillet

                                               Title:    Senior Vice President & Director


                                     Address:            One Parkview Plaza
                                                         Oak Brook Terrace, IL  60181


                                                    FINOVA CAPITAL CORPORATION, as a Bank

                                                    By:       (s) Andrew J. Pluta
                                                              Name:     Andrew J. Pluta

                                                              Title:    Assistant Vice President


                                                    Address:            Communications Finance
                                                                        311 S. Wacker Drive, Suite 4400
                                                                        Chicago, IL  60606-6618


                                                    COMMERCIAL LOAN FUNDING TRUST I, as a Bank

                                                    By:       LEHMAN COMMERCIAL PAPER, INC., not in its
                                                              individual capacity but solely as Administrative Agent

                                                              By:  (s) Michele Swanson

                                                                        Name:  Michele Swanson

                                                                        Title: Authorized Signatory


                                                    Address:            c/o Lehman Brothers
                                                                        3 World Financial Center, 10th Floor
                                                                        New York, NY  10285

                                                              with a copy to:      c/o Texas Commerce Bank National
                                                                                   Associates
                                                                                   600 Travis Street, 8th Floor
                                                                                   Houston, TX  77002-8039



                                                    CYPRESSTREE INVESTMENT PARTNERS I, LTD., a limited
                                                    liability company, as a Bank

                                                    By:       CYPRESSTREE INVESTMENT MANAGEMENT
                                                              COMPANY, INC., as Portfolio Manager

                                                              By:(s) John W. Fraser
                                                                        Name:      John W. Fraser

                                                                        Title:      Managing Director


                                                    Address:            125 High Street
                                                                        Boston, MA  02110

